Exhibit 10.1

CERTAIN INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. THE OMITTED PORTIONS OF THIS DOCUMENT ARE INDICATED BY [***].

Execution version

Surety Bond Facility Agreement

Peabody Australia Holdco Pty Ltd

Wilpinjong Coal Pty Ltd

(each, as the Company)

The entities listed in Part 2 of Schedule 1

(as Original Guarantors)

Liberty Mutual Insurance Company, Australia Branch, incorporated in Massachusetts, USA (the liability of members is limited), trading as Liberty

(as the Surety)

Dated 12 June 2026

DLA Piper Australia is part of DLA Piper, a global law firm, operating through various separate and distinct legal entities. A list of offices and regulatory information can be found at dlapiper.com

Contents

PARTIES		1

SECTION 1 INTERPRETATION		1

1	Definitions and Interpretation	1

SECTION 2 THE FACILITY		27

2	The Facility	27

3	Purpose	27

4	Conditions of Utilisation	27

5	Surety Bonds and Cash Cover	29

SECTION 3 REPAYMENT, PREPAYMENT AND CANCELLATION		30

6	Repayment	30

7	Prepayment and Cancellation	30

8	Restrictions	31

SECTION 4 COSTS OF UTILISATION		32

9	Interest on Overdue Amounts	32

10	Fees	32

SECTION 5 ADDITIONAL PAYMENT OBLIGATIONS		33

11	Tax Gross-Up and Indemnities	33

12	Increased Costs	36

13	Surplus Bond Moneys	37

14	Other Indemnities	37

15	Mitigation by the Surety	38

16	Costs and Expenses	39

SECTION 6 GUARANTEE		39

17	Guarantee	39

SECTION 7 REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT		43

18	Representations and warranties	43

19	Undertakings	49

20	Review Events	60

21	Events of Default	61

SECTION 8 CHANGES TO PARTIES		64

22	Changes to the Surety	64

23	Changes to the Obligors	65

SECTION 9 ADMINISTRATION		67

24	Payment Account	67

25	Set-Off by Surety	67

26	No Set-Off by Obligors	67

27	No merger of security	67

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28	Conflict	67

29	Principal obligations	68

30	Exclusion of moratorium	68

31	Consents	68

32	Non-avoidance	68

33	No reliance or other obligations and risk assumption	69

34	Exclusion of legislation	69

35	Notices	70

36	Calculations And Certificates	72

37	Amendments and Waivers	73

38	Instructions and Decisions	73

39	Confidential information	74

40	Counterparts	75

SECTION 10 GENERAL		75

41	Governing Law	75

42	Enforcement	75

43	Prohibition and enforceability	76

44	Waivers	76

45	Cumulative rights	77

46	Attorneys	77

47	Obligor to bear cost	77

48	Indemnities	77

49	Binding on each signatory	77

50	Further acts and documents	77

51	Entire agreement	77

SIGNATURE PAGE

SCHEDULES

SCHEDULE 1 THE ORIGINAL PARTIES		78

Part 1 The Company		78

Part 2 The Original Guarantors		78

SCHEDULE 2 CONDITIONS PRECEDENT		80

Part 1 Conditions Precedent to Initial Utilisation		80

Part 2 Form of Verification Certificate		82

SCHEDULE 3 FORM OF UTILISATION REQUEST		84

SCHEDULE 4 GROUP STRUCTURE DIAGRAM		86

SCHEDULE 5 GUARANTOR ACCESSION DEED POLL		91

SCHEDULE 6 COMPLIANCE CERTIFICATE		93

SCHEDULE 7 FORM OF RESIGNATION LETTER		95

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This Agreement is made on

12 June 2026

Parties

Company (jointly and severally)

Name	Peabody Australia Holdco Pty Ltd
ABN	61 154 820 130
Address	Level 14, 31 Duncan Street, Fortitude Valley QLD 4006
Email	[***]
Attention	[***]

Name	Wilpinjong Coal Pty Ltd
ABN	87 104 594 694
Address	Level 14, 31 Duncan Street, Fortitude Valley QLD 4006
Email	[***]
Attention	[***]

Original Guarantors

Name	The entities listed in Part 2 of Schedule 1
Address	Level 14, 31 Duncan Street, Fortitude Valley QLD 4006
Email	[***]
Attention	[***]

Surety

Name	Liberty Mutual Insurance Company, Australia Branch, incorporated in Massachusetts, USA (the liability of members is limited), trading as Liberty
ABN	61 086 083 605
Address	Level 33, Riparian Plaza, 71 Eagle Street, Brisbane QLD 4000, Australia
Email	[***]
Attention	[***]

It is agreed:

SECTION 1

INTERPRETATION

1	Definitions and Interpretation

1.1	Definitions

In this Agreement:

Aboriginal Heritage Law means any State or Commonwealth legislation that provides for the recognition and protection of sites of significance to Aboriginal people.

Additional Obligor means a company which becomes an Obligor in accordance with clause 23.2 (Additional Obligor).

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AFC Laws has the meaning given to that term in clause 18.1(r).

Affiliate means in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

Agent means a person who acts as an agent or a trustee for and on behalf of the Surety in respect of any Surety Documents.

Aggregate Outstanding Liability Amount means at any time, the aggregate at that time of the Outstanding Liability Amounts for all Surety Bonds.

AML Requirements means money-laundering or terrorism financing risks or requirements relating to compliance with any anti-money laundering or counter-terrorism financing or economic and trade sanctions laws in Australia (including the Anti-Money Laundering and Counter-Terrorism Financing Act 2006 (Cth)) or any other country, including laws or regulations imposing “know your customer” or other identification checks or procedure checks and, in respect of the Surety, includes its internal procedures to meet its obligations to identify its customers.

Assignment Agreement means an agreement in the form agreed between the Surety and the relevant assignee.

ASX means ASX Limited ABN 98 008 624 691.

Australian IFRS means the Australian equivalents to the International Financial Reporting Standards.

Authorisation means:

(a)	an authorisation, consent, approval, resolution, licence, exemption, filing or registration; or

(b)

in relation to anything which will be fully or partly prohibited or restricted by law if a Governmental Agency intervenes or acts in any way within a specified period after lodgement, filing, registration or notification, the expiry of that period without intervention or action.

Authorised Officer means:

(a)	in relation to an Obligor, a director or a secretary or a person notified to be an authorised officer of that Obligor and which:

(i)	the identity of that person has been verified to the Surety’s satisfaction in order to manage the Surety’s AML Requirements; and

(ii)	the Surety has not received notice of revocation of the appointment;

(b)

in relation to the Surety, any person whose title includes the word Director, Managing Director, Head of Surety, Manager or Vice President, and any other person appointed by the Surety to act as its authorised officer for the purposes of this Agreement.

Available Facility means, in relation to the Facility, the aggregate for the time being of the Facility Limit minus any outstanding Utilisations under the Facility.

Availability Period means the period from and including the Effective Date to and including the date which is one month prior to the Termination Date.

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Bank Account means each bank account held by an Obligor from time to time, including:

(a)	as at the date of this Agreement, each bank account set out in Schedule 8; and

(b)	any other bank account designated as such by the Surety and a Company,

but excluding:

(c)

each bank account set out in Schedule 13 (provided each such bank account is used solely for the purposes of holding or administering cash collateral in relation to bank guarantees issued by the relevant account bank in respect of paragraph (b) of Permitted Financial Indebtedness);

(d)	the securities account held by Peabody Energy Australia Pty Ltd with Bank of America with Account No: xxxxx1258; and

(e)	any other account agreed in writing by the Surety not to be a bank account for the purpose of this definition.

Bank Account Control Deed means:

(a)

the ‘account bank deed’ dated on or about the date of this Agreement between National Australia Bank Limited, the Surety and each entity listed in Schedule 8 as an account holder, in relation to the Bank Accounts held with National Australia Bank Limited listed in Schedule 8;

(b)

the ‘deposit account control agreement’ delivered pursuant to clause 4.7 (Conditions subsequent) of this Agreement between Bank of America, N.A., the Surety and each entity listed in Schedule 8 as an account holder, in relation to the Bank Accounts held with Bank of America, N.A. listed in Schedule 8; and

(c)	any other document designated as such by the Surety and a Company.

BBSY Bid means, in relation to any period for which an interest rate is to be determined, at 11am (Sydney time) on the first day of that period:

(a)

the Australian Bank Bill Swap Reference Rate (Bid) administered by ASX Benchmarks Pty Limited (or any other person which takes over the administration of that rate) for a 30 day period displayed on page BBSY of the Thomson Reuters Screen (or any replacement Thomson Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters. If such page or service ceases to be available, the Surety may specify another page or service displaying the relevant rate after consultation with the Company; and

(b)	if the rate described in sub-paragraph (a) above is not available, the sum of:

(i)

the Australian Bank Bill Swap Reference Rate administered by ASX Benchmarks Pty Limited (or any other person which takes over the administration of that rate) for a 30 day period displayed on page BBSW of the Thomson Reuters Screen (or any replacement Thomson Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters. If such page or service ceases to be available, the Surety may specify another page or service displaying the relevant rate after consultation with the Company; and

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(ii)	0.05 per cent per annum,

for the purposes of determining the rate as at a time, any subsequent correction, recalculation or republication by the administrator after that time shall be included. If such rate is less than zero, BBSY Bid shall be deemed to be zero.

Beneficiary means in relation to a Surety Bond, the person in whose favour that Surety Bond is issued.

Business Day means a day (other than a Saturday or Sunday) on which banks are open for general business in Sydney and Brisbane.

Calculation Date has the meaning given to that term in clause 19.24.

Change of Control means, in respect of an Obligor, any event or circumstance which results in a person, other than:

(a)	the person (or persons) who Controls the Obligor as at the date of this Agreement; or

(b)	another Obligor,

acquiring or having Control of the Obligor, and, for the purpose of this definition, “Control” has the meaning given in section 50AA of the Corporations Act.

Claim has the meaning given in clause 5.1(a).

Code means the US Internal Revenue Code of 1986.

Compliance Certificate means a certificate substantially in the form of Schedule 6.

Contamination means the presence of any substance at a level exceeding that naturally occurring:

(a)	in relation to land, on or under that land;

(b)	in relation to groundwater percolating through land, in that groundwater;

(c)	in relation to a river or stream, in its waters, in, or under its bed or riparian land or in or on an animal or plant life growing in its waters or on its bed; or

(d)	in relation to sea or oceanic waters, in those waters, or under its bed or in or on animal or plant life growing in its waters or on its bed,

which is the basis of a notice, order or requirement to clean up or take remedial or other action in relation to the substance by any Governmental Agency or anything that presents or could reasonably present a risk of harm to the Environment.

Contested Tax means a Tax payable by a person where the person:

(a)	is contesting in good faith its liability to pay that Tax;

(b)	is not required by applicable law to pay that Tax prior to contesting its liability to pay that Tax; and

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(c)

has set aside sufficient reserves for that Tax (and the costs required to contest it) in accordance with approved accounting standards and, if not inconsistent with those approved accounting standards, generally accepted principles and practices consistently applied by a body corporate or as between bodies corporate and over time.

Controller means a controller as defined in section 9 of the Corporations Act.

Corporations Act means the Corporations Act 2001 (Cth).

Default means:

(a)	an Event of Default; or

(b)	a Potential Event of Default.

Derivative Transaction means a swap, option, hedge, forward, futures or similar transactions.

Dollars, AUD and A$ means the lawful currency of the Commonwealth of Australia.

Effective Date means the date on which the conditions referred to in clause 4.1 (Initial conditions precedent) have been confirmed by the Surety to have been satisfied or waived.

Environment means all, or any of, the following media:

(a)	the air (including the air within buildings and the air within other natural or man-made structures above or below ground);

(b)	water (including territorial, coastal and inland waters, ground and surface water and water in drains and sewers);

(c)	land (including surface and sub-surface soil);

(d)	animals;

(e)	plants;

(f)	natural habitats; or

(g)	human health.

Environmental Claim means any dispute, litigation, arbitration, administrative proceedings, investigation or claim involving a violation of any Environmental Law.

Environmental Law means any treaties, laws, regulations, directives, codes of practice, circulars or guidance notices (in each case, with which any Group Member is required to comply) which relate to:

(a)

the pollution or protection of the Environment or the generation, handling, storage, use, release or spillage of any substance which, alone or in combination with any other, is capable of causing harm to the Environment, including any waste. They include laws relating to land use or planning, water, water catchments, pollution of air, soil, groundwater or water, noise, soil, chemicals, pesticides, hazardous substances, the ozone layer, waste, dangerous goods, public health, occupational health and safety, environmental hazards or the enforcement or administration of the same; or

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(b)	heritage places, the clearance of land within the boundaries of catchment areas or water reserves, or the protection or management of natural vegetation.

Environmental Liability means any of the following liabilities which arise, directly or indirectly, from or in relation to any Group Member:

(a)	all losses, costs and expenses associated with complying with the requirements of any Governmental Agency under an Environmental Law or in connection with an Environmental Permit;

(b)	any compensation or other moneys that a Governmental Agency requires to be paid to a Governmental Agency or any other person under an Environmental Law or an Environmental Permit;

(c)	any sanctions, orders, fines or penalties incurred under an Environmental Law or Environmental Permit;

(d)	all losses, costs and expenses incurred in complying with or avoiding a contravention of an Environmental Law or Environmental Permit;

(e)

all losses, costs and expenses (including all legal and consultancy costs) which are incurred as a result of any contravention or alleged contravention of an Environmental Law or Environmental Permit; and

(f)

all other claims, demands, suits, proceedings, causes of action, losses (including consequential losses), damages, costs and expenses arising under an Environmental Law or Environmental Permit (including in connection with the reinstatement or rehabilitation liability in respect of the area on which the Resources are situated, legal and consulting fees and interest).

Environmental Permits means any and all Authorisations of any kind relating to the Environment required by any Governmental Agency or any applicable Environmental Law.

Event of Default means any event or circumstance specified as such in clause 21.1 (Events of Default).

Excluded Asset means any of the following:

(a)

any joint venture or assets of, or marketable securities or ownership interest in, any joint venture where consent of a counterparty, franchisee or joint venture partner is required or granting of a Security Interest is restricted or the granting of a Security Interest requires additional steps to be taken, in each case, under the terms of a joint venture contract or franchise agreement for a Security Interest to be granted;

(b)

any shares or other equity interests in any Excluded Subsidiary where the terms of the constitution or shareholder agreement of that Excluded Subsidiary or relevant joint venture agreement prohibits the granting of a Security Interest over those shares or other equity interests;

(c)	any assets of any Excluded Subsidiary;

(d)	the Excluded Mining Tenements, being those mining tenements listed in Schedule 11 (Excluded Mining Tenements);

(e)	the Excluded Land, being the land set out in Schedule 12 (Excluded Land);

(f)

rights under or to any contract, license, lease, permit, Authorisation, or similar which would be breached or give a counterparty a right of termination if the consent of a person other than an Obligor was not obtained prior to the creation of any Security Interest over such rights in accordance with the underlying document;

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(g)	all marketable securities issued by Peabody Energy Australia PCI (C&M Equipment) Pty Ltd to Peabody Energy Australia PCI Equipment Pty Ltd; and

(h)	any property, assets, rights and undertakings which are subject to the Security Interests (other than any featherweight Security Interests) specified in Schedule 14.

Excluded Subsidiary means:

(a)	any Joint Venture Participant;

(b)	any entity which a Company or its Subsidiaries does not hold greater than a 50% interest; and

(c)

any Subsidiary whose place of incorporation is a country other than Australia as at the Effective Date or, if that Subsidiary is incorporated or acquired by a Group Member after the Effective Date, upon the initial incorporation or acquisition of that Subsidiary.

Existing Securitisation Facility means the receivables securitisation facility established pursuant to an amended and restated receivables purchase agreement dated as of 3 April 2017 between, amongst others, P&L Receivables Company, LLC, the Parent and PNC Bank as administrator, as amended, restated or replaced from time to time.

Expected Return Date means in relation to a Surety Bond, the date on which it is expected that that Surety Bond will be returned to the Surety with the consequence that the Outstanding Liability Amount for that Surety Bond will be nil (being the date so specified in the relevant Utilisation Request) or such later date as the Surety may agree to in its absolute discretion.

Expiry Date means, for a Surety Bond, the date (if any) expressed in the Surety Bond to be the last date on which a Claim may be made under the Surety Bond.

Face Value Amount means the amount specified in a Surety Bond as the maximum amount payable under it.

Facility means the surety bond facility made available under this Agreement as described in clause 2.1 (The Facility).

Facility Limit means A$400,000,000.

Facility Office means the office or offices notified by the Surety to the Company in writing on or before the date of this Agreement (or, following that date, by not less than five Business Days’ written notice) as the office or offices through which it will perform its obligations under this Agreement.

FATCA means:

(a)	ss 1471 to 1474 of the Code or any associated regulations;

(b)

any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in paragraph (a); or

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(c)

any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraphs (a) or (b) with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction.

FATCA Deduction means a deduction or withholding from a payment under a Surety Document required by FATCA.

FATCA Exempt Party means a Party that is entitled to receive payments free from any FATCA Deduction.

Fee Payment Date means, in respect of a Surety Bond, the Utilisation Date for that Surety Bond and each anniversary of that Utilisation Date.

Financial Indebtedness means any indebtedness for or in respect of:

(a)	moneys borrowed and any debt balance at any financial institution;

(b)	any amount raised by acceptance under any acceptance credit, bill acceptance or bill endorsement facility or dematerialised equivalent;

(c)	any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

(d)

the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with Australian IFRS, be treated as a balance sheet liability (other than any liability in respect of a lease or hire purchase contract which would, in accordance with Australian IFRS in force prior to 1 January 2019, have been treated as an operating lease);

(e)	receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

(f)	any redeemable shares where the holder has the right, or the right in certain conditions, to require redemption;

(g)

any amount raised under any other transaction (including any forward sale or purchase agreement) of a type not referred to in any other paragraph of this definition having the commercial effect of a borrowing;

(h)	consideration for the acquisition of assets or services payable more than 90 days after acquisition (except any such arrangement entered into in the ordinary course of trading);

(i)

any Derivative Transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value (or, if any actual amount is due as a result of the termination or close-out of that Derivative Transaction, that amount) shall be taken into account);

(j)	any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution; and

(k)	the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (j).

General Security Deed means the general security deed dated on or about the date of this Agreement granted by each Company and each Original Guarantor in favour of the Surety.

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Governmental Agency means any government or any governmental, semi-governmental or judicial entity or authority. It also includes any self-regulatory organisation established under statute or any stock exchange.

Group means each Company and their Subsidiaries (but excluding any Subsidiaries not incorporated in Australia).

Group Member means each member of the Group.

Group Structure Diagram means the group structure diagram in Schedule 4 (Group Structure Diagram) as amended or updated by the delivery of a new diagram to the Surety under clause 19.2(d)(v).

Guarantee means:

(a)	any guarantee, letter of credit, bond, indemnity or similar assurance against loss; or

(b)	any obligation, direct or indirect, actual or contingent, to purchase or assume any indebtedness of any person or to make an investment in or loan to any person or to purchase assets of any person,

where, in each case, such obligation is assumed in order to maintain or assist the ability of such person to meet its indebtedness.

Guarantor means:

(a)	each Original Guarantor; and

(b)	any other person who has executed a Guarantor Accession Deed Poll and has not ceased to be a Guarantor under clause 23.3 (Resignation of Guarantor).

Guarantor Accession Deed Poll means a deed poll substantially in the form of Schedule 5 (Guarantor Accession Deed Poll) or such other form accepted by the Surety.

Holding Company means in relation to a person, any other person in respect of which it is a Subsidiary.

Increased Costs means:

(a)

a reduction in the rate of return from the Facility or the Surety’s (or its Affiliate’s) overall capital (including as a result of any reduction in the rate of return on capital as more capital is required to be allocated);

(b)	an additional or increased cost; or

(c)	a reduction of any amount due and payable under any Surety Document,

which is incurred or suffered by the Surety or any of its Affiliates to the extent that it is attributable to the Surety having entered into the Facility or funding or performing its obligations under any Surety Document.

Indirect Tax means any goods and services tax, consumption tax, value added tax or any tax of a similar nature.

Issuance Fee means, in relation to a Surety Bond, the issuance fee referred to in clause 10.1 (Issuance Fees) in respect of that Surety Bond.

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Issuance Fee Rate means [***]% per annum or such other rate as may be agreed in writing from time to time by the Company and the Surety.

Joint Venture means any form of joint venture, whether a company, unincorporated entity, undertaking, association, partnership or other similar entity.

Joint Venture Participant means any Subsidiary which is a member of a Joint Venture and any Subsidiary of any such Subsidiary (but will not include at any time: (i) a Company, or (ii) any entity that owns any Material Security Asset).

Land Claim means a right or claim to a right in respect of the Mining Tenements or Land Rights which includes but is not limited to, any application under native title law, exploration, prospecting or mining law, overlapping tenure, landowner compensation, pipelines law, easements or which may arise under compulsion, or for Aboriginal heritage or community living areas.

Land Rights means:

(a)

any estate or interest of a Group Member in land or right, lease, licence, claim, permit or other authority which in each case confers a right (whether or not exclusive) to use, occupy, cross or access any area held;

(b)	any renewal, extension, modification, substitution, amalgamation, subdivision or variation of any of the above (whether extending over the same or a greater or lesser area); or

(c)	any other rights attached to or appurtenant to any other rights which comprise any of the above.

Material Adverse Effect means a material adverse effect on:

(a)	the ability of the Obligors (taken as a whole) to perform their payment obligations under any Surety Document;

(b)	the enforceability of a Surety Document in a manner or to an extent which is materially prejudicial to the rights and remedies (taken as a whole) of the Surety under the Surety Documents; or

(c)	the assets, business or operations of the Group (taken as a whole).

Material Security Assets means:

(a)	the land mortgaged to the Surety on or about the date of this Agreement pursuant to the Real Property Mortgages;

(b)	the Mining Tenements (as defined in the General Security Deed) granted as security in favour of the Surety on or about the date of this Agreement pursuant to the General Security Deed;

(c)	each Bank Account;

(d)	the Material Security Shares;

(e)	any other asset of an Obligor designated as such by a Company and the Surety.

Material Security Shares means the shares listed in Schedule 10, to be granted as security under the General Security Deed.

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Mining Tenements means any exploration permit, mineral development or mining lease licence or similar or associated tenement in which any Group Member holds any interest from time to time, together with any extensions, renewals, consolidations, replacements or amendments to or grants of those tenements and all rights associated with those tenements.

Mining Products means any coal or other mineral resources, or other products, associated with, or produced from, the land associated with Mining Tenements.

Native Title means any right or entitlement of any indigenous person or traditional owner to any estate or interest in land under the Native Title Act 1993 (Cth) or any analogous legislation of any jurisdiction in Australia.

Native Title Claim means any application, claim, determination, right or entitlement, (whether arising by statute or otherwise) of any indigenous person or traditional owner to any estate or interest in land by which that person or owner is applying for or claiming or has that estate or interest in land because that person is indigenous, is a traditional owner or otherwise has a relationship with the land including any application, claim, determination, right or entitlement under the Native Title Act 1993 (Cth) or any analogous legislation of any jurisdiction in Australia.

New Surety has the meaning given to that term in clause 22 (Changes to the Surety).

Obligor means each Company and each other Guarantor from time to time (other than a Guarantor, excluding a Company, which ceased to be a Guarantor under clause 23.3 (Resignation of Guarantor)).

Offshore Group Member means an Affiliate or Related Body Corporate of a Group Member which is not incorporated in Australia.

Original Financial Statements means the audited statutory accounts of each Company (which are to be consolidated in the case of Peabody Australia Holdco Pty Ltd) for the financial year ended 31 December 2025.

Outstanding Liability Amount means at any time in relation to a Surety Bond, the amount stated in that Surety Bond to be the maximum amount for which the Surety could be actually or contingently liable at that time less the aggregate of all amounts (if any) actually paid by the Surety under that Surety Bond for which the Surety has been reimbursed.

Parent means Peabody Energy Corporation, a company incorporated in the State of Delaware.

Pari Passu Deed means the pari passu deed dated on or about the date of this Agreement granted by each Company and each Original Guarantor in favour of the Surety and Swiss Re International SE ABN 38 138 873 211 (Credeq Australia Pty Ltd ACN 625 083 810, as agent for Swiss Re International SE).

Party means a party to this Agreement.

Payment Account has the meaning given to that term in clause 24 (Payment Account).

Permitted Disposal means:

(a)	any disposal made in the ordinary course of trading on arms’ length or better terms;

(b)	any disposal of cash raised or borrowed as permitted under the Surety Documents for the purpose for which the cash was raised or borrowed;

(c)	any disposal in exchange for other property of comparable or superior type or value;

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(d)	any disposal of a Subsidiary of a Company that is not itself an Obligor;

(e)	any disposal of worn out or obsolete assets;

(f)	any disposal of any asset from one Group Member to another Group Member;

(g)	any disposal which is a Permitted Security Interest;

(h)	any disposal pursuant to:

(i)	the Existing Securitisation Facility to the extent that is Permitted Financial Indebtedness; or

(ii)

any receivables financing, factoring, discounting or securitisation facility factoring or supply chain financing arrangement on a non-recourse basis or where recourse is limited to customary warranties, indemnities or servicing or like obligations, in all cases to the extent the arrangement is Permitted Financial Indebtedness; or

(i)	any discounting of bills in the ordinary course of business and where the relevant arrangement is Permitted Financial Indebtedness;

(j)

any disposal of defaulted receivables in the ordinary course of business (and not part of the Existing Securitisation Facility) and disposals of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings, provided in each case any such disposal is made on arms’ length or better terms;

(k)

any disposal required by law or regulation or any order of any Government Agency, provided that (i) this does not have a Material Adverse Effect; or (ii) is not a disposal of all or any part of a Material Security Asset;

(l)

the lease, assignment or sublease of any real or personal property (including fleet and equipment) in the ordinary course of business or a lease, sub-lease or licence of real property not required for the ordinary conduct of the business of any Group Member granted to third parties, in all cases on arms’ length or better terms;

(m)	any disposal where the cash proceeds of such disposal are:

(i)	reinvested (or contracted to be reinvested) into a Group Member; or

(ii)	used for prepayment pro-rata across all Permitted Surety Facilities,

provided that:

(iii)	TNW Covenant is satisfied as at the most recent Quarterly Calculation Date (and will remain satisfied following such disposal);

(iv)	the cure period set out in clause 19.24(c) in respect of a failure to satisfy any requirement of clause 19.24 (Financial undertakings) is not in operation; and

(v)	no Event of Default or Review Event is subsisting;

(n)	any disposal made by a Joint Venture Participant in the ordinary course of the operations of the Joint Venture; and

(o)	any disposal made with the Surety’s prior written consent,

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provided that in all cases there should be no disposal of a Material Security Asset (other than a closure of a Bank Account in the ordinary course of business provided clause 19.25 continues to be complied with in respect of a replacement Bank Account (if any)), without the Surety’s prior written consent.

Permitted Financial Indebtedness means Financial Indebtedness:

(a)	incurred in connection with a Permitted Surety Facility (including this Facility);

(b)

in an amount not exceeding A$400,000,000, incurred under cash-backed, bank guarantee facilities existing at the date of this Agreement, provided that such Financial Indebtedness is repaid by no later than 3 months after the date of this Agreement, and after such period, Financial Indebtedness in an amount not exceeding A$175,000,000, incurred under cash-backed, bank guarantee facility provided for the purposes of issuing bank guarantees in support of the obligations of a Group Member;

(c)	under the Existing Securitisation Facility up to US$225,000,000;

(d)

arising under any Derivative Transaction entered into in connection with protection against fluctuation in currency rates, interest rates or commodity prices where that exposure arises in the ordinary course of trade, but in each case not for investment or speculative purposes;

(e)	under leases, equipment or vendor financing, hire purchase contracts or other similar arrangements, in each case entered into in respect of vehicles, plant, equipment or computers;

(f)

which arises under overdraft facilities or transactional banking products (including credit cards) in an amount not exceeding A$5,000,000 (provided such Financial Indebtedness is incurred for the ordinary transactional banking requirements of the Group Members);

(g)	which is unsecured and arises between Group Members, including from the operation of cash pooling, net balance or balance transfer arrangements between Group Members;

(h)	which is a guarantee pursuant to Part 2M.6 of the Corporations Act (or an equivalent provision) where the only members of the class order are Group Members; and

(i)	which is unsecured and arises from:

(i)	a loan from an Offshore Group Member to a Group Member (including a loan from Peabody Investments Corp. to Peabody Energy Australia Pty Ltd pursuant to the PIC Note); or

(ii)

any other amount raised under any other transaction (including any forward sale or purchase agreement) of a type not referred to in any other paragraph of this definition having the commercial effect of a borrowing, up to an aggregate principal amount not exceeding A$800,000,000;

(j)	incurred as consideration for the acquisition of assets or services payable more than 90 days after acquisition;

(k)	which arises from trade credit not exceeding 180 days provided, or otherwise accommodated, to a Group Member for the supply of goods and services on extended terms in the ordinary course of trading;

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(l)	which is owed to Sumiseki Materials Co. Ltd in respect of dividends payable to it as a class B shareholder of Wambo Coal Pty Limited;

(m)	which is subordinated to the Facility on terms acceptable to the Surety (acting reasonably), including any Financial Indebtedness incurred under the PNC Facility;

(n)	which arises under intercompany trade payables owed by a Group Member to a subsidiary of the Parent that are owing for more than 180 days, and that:

(i)	are existing as at the date of this Agreement;

(ii)	are for the supply of goods and services in the ordinary course of trading; and

(iii)	do not exceed, in aggregate with all other intercompany trade payable permitted under this paragraph (n), A$70,000,000;

(o)	consisting of the financing of insurance premiums;

(p)	constituting a deposit by any client to a Group Member in the ordinary course of trading of that Group Member;

(q)

incurred under any streaming arrangement, offtake prepayment or advance purchase agreement in respect of Mining Products, where such arrangement is entered into in the ordinary course of trading on arm’s length terms with a party other than an Affiliate of a Group Member;

(r)

incurred in respect of rehabilitation, reclamation, environmental remediation or workers’ compensation obligations, including any Financial Indebtedness incurred in connection with the Queensland Financial Provisioning Scheme or equivalent arrangements in other jurisdictions;

(s)	which arises under or in connection with any Tax or GST consolidation arrangements not restricted under the Surety Documents;

(t)	which is incurred by a Joint Venture Participant for the purpose of the relevant Joint Venture; and

(u)	incurred with the Surety’s prior written consent.

Permitted Loan means:

(a)

a loan made by a Group Member to another Group Member, including in respect of cash pooling, netting or set-off arrangements between Group Members with banks or financial institutions under their standard terms of business;

(b)	a loan made by a Group Member to an Offshore Group Member, including pursuant to the PIC Note:

(i)	which arises pursuant to accounting book entries only; or

(ii)

which results in a cash payment, provided that the Company must provide written evidence to the Surety, demonstrating to the satisfaction of the Surety (acting reasonably), compliance with the TNW Covenant when tested:

(A)	as at the most recent Quarterly Calculation Date (for which a Compliance Certificate has been delivered) before the proposed loan; and

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(B)	on a forecast basis (based on reasonable pro-forma calculations) immediately following funding of the proposed loan;

(c)

intercompany trade receivables owing to a Group Member from a subsidiary of the Parent for the supply of goods and services in the ordinary course of trading and on arm’s length terms or better (for the Group Member);

(d)	a loan or financial accommodation made to any person on arm’s length terms, provided:

(i)	the cure period set out in clause 19.24(c) in respect of a failure to satisfy any requirement of clause 19.24 (Financial undertakings) is not in operation;

(ii)	no Event of Default is subsisting; and

(iii)	no Review Event is subsisting;

(e)

any loan or financial accommodation by a Group Member to a joint venture in which it is a participant, or to a co-venturer under the relevant joint venture arrangement, provided such loan or financial accommodation is made in connection with the Group’s mining operations and on arm’s length terms;

(f)

any loan to allow a Group Member’s customers to acquire goods and services on extended terms, provided the credit (i) is made available on arm’s length terms in the ordinary course of business; and (ii) in any event does not extend beyond 180 days;

(g)

any deposits made in ordinary course of its transactional banking arrangements with a bank or financial institution provided that any such deposits are not made in connection with any Financial Indebtedness provided by that institution;

(h)	any loan arising under or in connection with any Tax or GST consolidation arrangements not restricted under the Surety Documents;

(i)	any advance payment made in relation to expenditure incurred in the ordinary course of trading and on arm’s length terms;

(j)	any loan or financial accommodation to any person to the extent such loan or accommodation is funded from proceeds of an equity issuance;

(k)	any loan made by a Joint Venture Participant for the purpose of the relevant Joint Venture; and

(l)	any other loan the aggregate principal amount of which does not at any time exceed A$10,000,000.

Permitted Security Interest means:

(a)	each Security Interest arising pursuant to a Surety Document;

(b)	any Security Interest provided by a Group Member that is not an Obligor to an Obligor;

(c)

a banker’s lien or right of set off or combination or other netting arrangement arising by operation of law or any netting or set-off arrangement entered into by any Group Member in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances;

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(d)

any title retention or equivalent supplier finance arrangement, or conditional sale, consignment or other similar arrangements, entered into by a Group Member, and rights of set-off arrangements in connection with the acquisition of goods or services, in each case in the ordinary course of trading on the supplier’s usual terms of sale (or on terms more favourable to the Group Member);

(e)	any charge or lien arising in favour of any Governmental Agency by operation of statute for moneys which are being contested in good faith by appropriate proceedings and appropriately provisioned;

(f)	any Security Interest not securing Financial Indebtedness arising by operation of law or created by statute and not arising due to any default by a Group Member;

(g)	in respect of a Joint Venture:

(i)	any cross-security granted by the relevant Joint Venture Participant in favour of members of the Joint Venture;

(ii)

any Security Interest granted by the relevant Joint Venture Participant over assets of the Joint Venture to secure financial accommodation provided to the Joint Venture for the purpose of the Joint Venture and on arm’s length terms; or

(iii)	any Security Interest in equity interests in a Joint Venture where the equity interest is not subject to security in favour of the Surety on the Effective Date;

(h)	any Security Interest in relation to personal property (as defined in the PPSA) that is created or provided for by:

(i)	a transfer of an account or chattel paper;

(ii)	a PPS lease; or

(iii)	a commercial consignment,

that is not a security interest within the meaning of section 12(1) or 12(2) of the PPSA and where that arrangement is not otherwise restricted by a Surety Document;

(i)

Security Interests arising by operation of law in the ordinary course of trading and securing obligations not more than 90 days overdue (unless being contested or litigated in good faith and appropriately provisioned);

(j)

Security Interests granted in support of a Permitted Surety Facility, provided such Security Interest is granted on a comparable and pari-passu basis with the Security Interest granted to the Surety in connection with this Facility (on terms acceptable to the Surety, acting reasonably);

(k)

Security Interests over receivables or accounts pursuant to the Existing Securitisation Facility or pursuant to any other factoring arrangement or supply chain financing which is permitted by the Surety Documents;

(l)

Security Interests which ranks behind the Transaction Security on terms acceptable to the Surety (acting reasonably) (including any Security Interests granted to secure Financial Indebtedness incurred under the PNC Facility and any Security Interests granted by an Obligor to a Group Member who is not an Obligor);

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(m)

any payment or close out netting or set-off arrangement arising under or in connection with any Derivative Transaction entered into by a Group Member for the purpose of protection against fluctuation in currency rates, interest rates or commodity prices where that exposure arises in the ordinary course of trade, but in each case not for investment or speculative purposes;

(n)

Security Interests over any asset of a Group Member to secure Financial Indebtedness incurred under a finance lease, equipment financing arrangement or hire purchase contract, where the relevant Financial Indebtedness is Permitted Financial Indebtedness and either:

(i)

the Security Interest is granted over assets comprised within or constituted by such arrangement and any related insurances, proceeds or rights and recourse to the provider of the relevant lease or arrangement is limited to the relevant asset; or

(ii)

the Security Interest ranks behind the Transaction Security and the person whom the Security Interest is granted enters into a deed of priority on terms acceptable to the Surety (acting reasonably)) reflecting such ranking;

(o)

Security Interests over amounts paid or payable under an insurance policy (including any premium refund) granted to any funder under insurance premium funding arrangements entered into by the Group to which that insurance policy relates (and where the relevant Financial Indebtedness is Permitted Financial Indebtedness);

(p)

Security Interests over an asset created before that asset was acquired by a Group Member (but not in contemplation of its acquisition) and where the amount secured by the Security Interest is not increased following the acquisition and (unless the Security Interest is otherwise a Permitted Security Interest) the Security Interest is discharged in full within 120 days of the acquisition;

(q)

Security Interests consisting of zoning restrictions, easements, covenants, declarations or other restrictions on the use of real property, none of which materially impairs the use of such property in connection with the operation of the Group’s business, and none of which is violated in any material respect by existing or proposed structures or land use;

(r)

Security Interests in the nature of cash deposits (including Security Interests on cash deposited) to secure the performance of statutory or regulatory obligations or of surety, appeal, indemnity or performance bonds, warranty and contractual requirements, or to secure the performance of tenders, bills or contracts other obligations of a like nature in the ordinary course of its business; provided, however, that such Security Interests support:

(i)	the Permitted Surety Facilities; or

(ii)

other facilities made available to the Group Member to support its statutory or regulatory obligations, where (A) there is insufficient available commitment under the Permitted Surety Facilities to do so; or (B) the Permitted Surety Facilities are otherwise unavailable to support those statutory or regulatory obligations of a Group Member;

(s)

Security Interests created in connection with letters of credit, bank guarantees or any similar trade instrument issued or confirmed pursuant to the request of and for the account of a Group Member in the ordinary course of its business, provided such Security Interests are granted over documents of title, goods or receivables which are the subject of the arrangements supported by such letters of credit, bank guarantees or similar trade instruments;

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(t)

Security Interests in respect of any arrangements for the prepayment of the sale of Mining Products; provided that (i) the property secured is limited to the Mining Products being sold under such prepayment arrangement, (ii) the amount secured is limited to the amount prepaid under such prepayment arrangement, (iii) if such Security Interest is to rank ahead of the Transaction Security, the relevant secured party has entered into a deed of priority on terms acceptable to Surety (acting reasonably); (iv) the relevant Obligor ensures that such Mining Products are separately identifiable to other Inventory and is not commingled with any other Mining Products; and (v) the arrangements for the prepayment are on arm’s length terms or better;

(u)	Security Interests comprising of:

(i)	cash security to support the bank guarantee facilities permitted in paragraph (b) of the definition of ‘Permitted Financial Indebtedness’; and

(ii)	a cash bond, cash collateral, cash deposit, rental deposit or bank guarantee, in each case in support of the obligations of a Group Member,

provided that the aggregate amount of obligations secured pursuant to this paragraph does not exceed A$520,000,000 during the period from the date of this Agreement to the date falling 3 months after the date of this Agreement, and after such period, A$225,000,000;

(v)	any Security Interest securing obligations the outstanding principal amount of which does not exceed A$15,000,000;

(w)	each Security Interest specified in Schedule 14; and

(x)	any Security Interest granted with the Surety’s prior written consent.

Permitted Surety Facility means a surety bond facility provided by a financial institution, provided the aggregate amount of available facilities (whether committed or not) under all such surety bond facilities (including this Facility), does not exceed A$800,000,000 at any time.

PIC Note means:

(a)	the intercompany loan agreement dated 11 April 2012 and amended on 26 November 2019, between Peabody Investments Corp. as lender and Peabody Energy Australia Pty Ltd as borrower; and

(b)	the intercompany loan agreement dated 1 January 2022 between Peabody Energy Australia Pty Ltd as lender and Peabody Investments Corp. as borrower,

in each case, as amended, restated or replaced from time to time.

PNC Facility means revolving credit facility provided to the Parent pursuant to a credit agreement dated as of 18 January 2024 between, amongst others, the Parent as borrower and PNC Bank, National Association as administrative agent, as amended, restated or replaced from time to time.

Potential Event of Default means any thing which would become an Event of Default on the giving of notice (whether or not notice is actually given), the expiry of time, the making of any determination, the satisfaction or non-satisfaction of any condition, or any combination of the above.

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Power means any right, power, authority, discretion or remedy conferred on the Surety by any Surety Document or any applicable law.

PPSA means the Personal Property Securities Act 2009 (Cth).

Queensland Financial Provisioning Scheme means the scheme established under the Mineral and Energy Resources (Financial Provisioning) Act 2018 (Qld).

Real Property Mortgages means the real property mortgages dated on or about the date of this Agreement in favour of the Surety, as granted by the Obligors and in respect of the land identified in Schedule 9.

Rehabilitation Law means all applicable federal, state, local and foreign statutes, laws or regulations relating to mining rehabilitation or rehabilitation liabilities, including under the Mineral Resources Act 1989 (Qld), the Mining Act 1992 (NSW) or any similar legislation in a different jurisdiction in Australia, or under an Environmental Law.

Related Body Corporate has the meaning given in section 9 of the Corporations Act, but on the basis that Subsidiary for the purposes of that definition has the meaning given to it in this Agreement.

Relevant Provision means:

(a)

a provision of a Permitted Surety Facility relating to equivalent subject matter to clause 19.24 (Financial undertakings), clause 20 (Review Events) or clause 21.1 (Events of Default) of this Agreement; and

(b)

any other positive or negative undertaking, review event (other than a review event which cannot lead to prepayment) or event of default applying under a Permitted Surety Facility and, in each case, any related definition, but for the avoidance of doubt does not include any provision setting out the margin or fees under any Permitted Surety Facility.

Repeating Representation means each representation and warranty in clause 18.1 (Representations and warranties) marked with an asterisk.

Resignation Letter means a letter substantially in the form set out in Schedule 7 (Form of resignation letter).

Resources means:

(a)	the Mining Tenements;

(b)	the Mining Products;

(c)	any facilities, mine or infrastructure associated with those Mining Tenements or that Mining Product; and

(d)

all information, data and records relating to any such Mining Tenement, Mining Product, or facilities, mines or infrastructure associated with the Mining Tenement or Mining Product, including drill cores, logs of those drill cores, geophysical, geological or drilling maps, sampling and assay reports and notes, pre-feasibility studies and feasibility studies, or any of them, as the context requires.

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Retention of Title Property means in relation to any person, personal property used or occupied by, or in the possession of, that person where that person does not have title to the property.

Review Event has the meaning given to that term in clause 20.1 (Review Events).

Sanction Target has the meaning given to that term in clause 18.1(r) (Anti-Financial Crime (AFC) compliance).

Sanctions has the meaning given to that term in clause 18.1(r) (Anti-Financial Crime (AFC) compliance).

Secured Money means all of the following, in each case to the extent they arise under or in connection with a Surety Document:

(a)	money owing by any Obligor to the Surety (including any amounts to be reimbursed in respect of a call on a Surety Bond and amounts owing as cash cover);

(b)	claims for damages (liquidated or unliquidated) by the Surety against an Obligor; and

(c)	expenses incurred in relation to enforcement of a Surety Document, including any Security Interest created pursuant to a Surety Document, whether considered reasonable or otherwise,

and includes all present and future, actual and contingent Secured Money, irrespective of the following:

(d)	the circumstances in which the Surety comes to be owed such money, including any assignment of any Secured Money (whether or not the Obligor consented to such assignment); or

(e)	the capacity in which the Obligor comes to owe that money or damages.

Secured Property means the property the subject of a Transaction Security Document.

Security Interest means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect,

(a)	including any “security interest” as defined in sections 12(1) or (2) of the PPSA and

(b)	excluding any “security interest” as defined in section 12(3) of the PPSA that does not in substance secure a payment or performance obligation.

Security Provider means a person who has granted a Transaction Security Document.

Subsidiary has the meaning given in the Corporations Act, but as if body corporate includes any entity. It also includes an entity required by current accounting practice to be included in the consolidated annual financial statements of that entity or would be required if that entity were a corporation.

Support Obligation means an obligation or offer to provide funds (including by subscription or purchase) or otherwise be responsible in respect of an obligation or indebtedness, or the financial condition or insolvency, of another person. It includes a guarantee, indemnity, letter of credit or legally binding letter of comfort, or an obligation or offer to purchase an obligation or indebtedness of another person.

Surety Bond means a bond issued or to be issued by the Surety under this Agreement.

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Surety Document means:

(a)	this Agreement;

(b)	any Transaction Security Document;

(c)	each Bank Account Control Deed;

(d)	each Surety Bond;

(e)	each Guarantor Accession Deed Poll;

(f)	any priority deed, subordination deed, intercreditor deed or pari passu deed;

(g)	any document or agreement entered into or provided under or in connection with, or for the purpose of amending or novating, any of the above; and

(h)	any other document designated as such by the Surety and a Company.

Tax means all forms of taxes (including but not limited to Indirect Tax, payroll tax and superannuation guarantee charge), duty, imposts, deductions, charges, withholdings, rates, levies, royalties or other governmental impositions of whatever nature and by whatever authority imposed, assessed or charged together with all costs, charges, interest, penalties, fines, expenses and other additional statutory charges, incidental or related to the imposition or otherwise imposed by any Tax Law and all forms of claims, obligations, offsets, payments or liabilities (including under a tax sharing agreement or tax funding agreement).

Tax Act means the Income Tax Assessment Act 1936 (Cth) or the Income Tax Assessment Act 1997 (Cth) as applicable.

Tax Authority means a taxing or other governmental (local or central), state or municipal authority (whether within or outside Australia) competent to impose a liability for or to collect Tax or make any decision or ruling on any matter relating to Tax.

Tax Credit means a credit against, relief or remission for, or repayment of any Tax.

Tax Deduction means a deduction or withholding for or on account of Tax from a payment under a Surety Document.

Tax Law means a law with respect to or imposing any Tax.

Tax Payment means either the increase in a payment made by an Obligor to the Surety under clause 11.1 (Tax gross-up) or a payment under clause 11.2 (Tax indemnity).

Termination Date means the date that is five years after the Effective Date.

Threatened Environmental Claims means any pending or threatened dispute, arbitration, administrative proceedings, or claim involving a violation or breach of any Environmental Law relating to a Resource or the assets, business or operations of any Group Member which would, taking into account the likelihood of success, have or reasonably likely have, a Material Adverse Effect.

Title Document means an original, duplicate or counterpart certificate or document of title including any real property certificate of title or any share certificate.

TNW Covenant means the financial undertaking set out in, and tested in a manner consistent with, clause 19.24 (Financial undertakings).

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Transaction Security means the Security Interest created or expressed to be created in favour of, or held for the benefit of, the Surety pursuant to the Transaction Security Documents.

Transaction Security Document means:

(a)	the General Security Deed;

(b)	each Real Property Mortgage; and

(c)	each document which creates a Security Interest or other document or agreement created or entered into, in each case, by an Obligor as security for the payment of any Secured Moneys.

Transfer Date means, in relation to an assignment or a transfer, the proposed Transfer Date specified in the relevant Assignment Agreement.

Utilisation means a utilisation of the Facility.

Utilisation Date means the date of a Utilisation, being the date on which the relevant Surety Bond is or is to be issued.

Utilisation Request means in relation to a Utilisation, a notice substantially in the form set out in Schedule 3 (Form of Utilisation Request).

Verification Certificate means a certificate substantially in the form as set out in Part II of Schedule 2 (Conditions Precedent).

1.2	Construction

(a)	Unless a contrary indication appears, any reference in this Agreement to:

(i)

the Surety, any Obligor or any Party shall be construed so as to include its executors, administrators, successors, substitutes (including by novation) and assigns to, or of, its rights or obligations (or both) under the Surety Documents;

(ii)	assets includes present and future properties, revenues and rights of every description;

(iii)	a Surety Document or any other agreement or instrument is a reference to that Surety Document or other agreement or instrument as amended, novated, supplemented, extended or restated;

(iv)	guarantee means:

(A)	any guarantee, letter of credit, bond, indemnity or similar assurance against loss; or

(B)

any obligation, direct or indirect, actual or contingent, to purchase or assume any indebtedness of any person or to make an investment in or loan to any person or to purchase assets of any person where, in each case, such obligation is assumed in order to maintain or assist the ability of such person to meet its indebtedness;

(v)	indebtedness includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

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(vi)

a person or entity includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust (including the trustee of any such trust), joint venture, consortium or partnership or other entity (whether or not having separate legal personality) or two or more of them and any reference to a particular person or entity (as so defined) includes a reference to that person’s or entity’s executors, administrators, successors, substitutes (including by novation) and assigns;

(vii)

a regulation includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or of any regulatory, self-regulatory or other authority or organisation and if not having the force of law, with which responsible entities in the position of the relevant Party would normally comply;

(viii)

to liquidation includes official management, appointment of an administrator, compromise, arrangement, winding up, dissolution, deregistration, assignment for the benefit of creditors, scheme or composition or arrangement with creditors, insolvency, bankruptcy, or a similar procedure or, where applicable, changes in the constitution of any partnership or person, or death;

(ix)	‘arm’s length’ means on terms that are fair and reasonable and:

(A)

no less favourable to the relevant Group Member than could reasonably be expected to apply in a comparable transaction with a person which is not a Related Body Corporate of it where neither party is under any compulsion to enter into the transaction; and

(B)

no more favourable to such other person than could reasonably be expected to apply in a comparable transaction with a person which is not its Related Body Corporate where neither party is under any compulsion to enter into the transaction;

(x)	a Utilisation made or to be made to the Company includes a Surety Bond issued or to be issued on its behalf;

(xi)	a provision of law or a regulation is a reference to that provision as amended or re-enacted from time to time;

(xii)	a time of day is a reference to Sydney time; and

(xiii)	the words including, for example or such as when introducing an example do not limit the meaning of the words to which the example relates to that example or examples of a similar kind.

(b)	Section, clause and Schedule headings are for ease of reference only.

(c)

Unless a contrary indication appears, a term used in any other Surety Document or in any notice given under or in connection with any Surety Document has the same meaning in that Surety Document or notice as in this Agreement.

(d)

Unless the contrary intention appears, where an Obligor holds any property as trustee for any trust (including where the trust has not been disclosed), this Agreement is binding on the relevant Obligor in its personal capacity and in its capacity as trustee of the relevant trust and references to the Obligor’s assets, liabilities, acts or omissions include any assets, liabilities, acts or omissions of the Obligor as trustee of the relevant trust.

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(e)	An Obligor providing cash cover for a Surety Bond means the Obligor paying an amount in the currency of the Surety Bond to the Surety (to an account nominated by the Surety) on the following basis:

(i)	the Surety may use any cash cover or deposit paid to it for paying any loss which the Surety may suffer or incur in connection with any Surety Bond or any Claim;

(ii)

the Surety’s obligation to repay cash cover is conditional and is only repayable by the Surety if it is satisfied that the amount has not been and will not be required to be applied in accordance with clause 1.2(e)(iii);

(iii)

where an Obligor has paid cash cover to the Surety in respect of a Surety Bond, the Obligor authorises the Surety to apply that cash cover in satisfaction of each amount which would have been due to the Surety in relation to that Surety Bond but for the Obligor’s provision of that cash cover;

(iv)	the Surety may apply any cash cover held by it in respect of a Surety Bond towards:

(A)	if a demand is made under that Surety Bond, paying the maker of that demand;

(B)	meeting any payment obligation under any Surety Bond;

(C)	if permitted by clause 7 (Prepayment and cancellation), discharging any obligation under an unexpired Surety Bond in accordance with any rights to cash out a Surety Bond; or

(D)	satisfying any payment obligation owed by the Obligor to the Surety under any Surety Document; and

(v)

the Surety agrees to pay to the Obligor on the satisfaction of all obligations (contingent or otherwise) of the Surety under all Surety Bonds issued by it the amount which the Surety certifies to be that part of the surplus cash cover held by it and interest earnings (net of any fees, costs or charges incurred by the Surety in relation to the cash cover or the maintenance of it) in respect of that cash cover remaining after application of such cash cover under clause 1.2(e)(iv).

(f)	A Default, Event of Default or Review Event is continuing or subsisting if it has not been remedied or waived.

(g)	The Company repaying or prepaying a Surety Bond means:

(i)	the Company providing cash cover for that Surety Bond;

(ii)	the maximum amount payable under the Surety Bond being reduced or cancelled in accordance with its terms;

(iii)	the original Surety Bond being returned to the Surety;

(iv)	the Surety being satisfied that it has no further liability under that Surety Bond; or

(v)

if the Surety agrees, providing a back-to-back letter of credit, bank guarantee or similar from a bank which, along with the terms (including fees and identity of the issuer) of such letter of credit, bank guarantee or similar instrument, must be acceptable to the Surety (acting reasonably),

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and the amount by which a Surety Bond is repaid or prepaid under clauses 1.2(g)(i), 1.2(g)(ii), 1.2(g)(iii) and 1.2(g)(iv) is the amount of the relevant cash cover, payment, reimbursement, reduction or cancellation. When under this Agreement the Company is obliged to repay or prepay a Surety Bond, it must provide cash cover for the Outstanding Liability Amount of that Surety Bond, except to the extent that the amount of the Surety Bond has been repaid or prepaid by another means.

(h)	An amount borrowed includes any amount utilised by way of a Surety Bond.

(i)	Amounts outstanding under this Agreement include amounts actually or contingently outstanding under or in respect of any Surety Bond.

(j)	An outstanding amount of a Surety Bond at any time is the maximum amount that is or may be payable by the Company in respect of that Surety Bond at that time.

(k)	The Company’s obligation on Utilisations becoming due and payable includes the Company being obligated to repay a Surety Bond in accordance with clause 1.2(g).

(l)	No provision of this Agreement may be construed adversely to a party solely on the ground that the party was responsible for the preparation of this Agreement or that provision.

1.3	Currency symbols and definitions

A$, AUD and Australian dollars denote the lawful currency of Australia.

1.4	Business Day

Subject to any contrary intention in this Agreement, where the day on or by which any thing is to be done is not a Business Day, that thing must be done on or before the following Business Day.

1.5	Joint and Several Liability

(a)	The expression ‘Company’ refers to each person identified as a Company and the obligations of the Companies under this Agreement bind them jointly and severally.

(b)

The expression ‘Obligor’ or ‘Guarantor’ refers to each person identified as an Obligor or Guarantor and the obligations of the Obligors or Guarantors under this Agreement bind them jointly and severally.

1.6	Obligors’ agent

(a)

All communications, demands and notices under the Surety Documents to and from the Obligors may be given to or by a Company and each Obligor irrevocably authorises the Surety to give those communications, demands and notices to a Company.

(b)

Each Obligor (other than a Company), by its execution of this Agreement or a Guarantor Accession Deed Poll, irrevocably appoints each Company (severally) to act on its behalf as its agent in connection with the Surety Documents and irrevocably authorises each Company on its behalf to:

(i)	supply all information relating to itself as contemplated by any Surety Document to the Surety;

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(ii)	give and receive all communications and notices (including any Utilisation Request) and instructions under or in connection with the Surety Documents;

(iii)	make or agree any arrangements, undertakings, settlement or waivers capable of being given or made by any Obligor including any amendment or variation of any Surety Document; and

(iv)

agree and sign all documents under or in connection with the Surety Documents (including any amendment, novation, supplement, extension or restatement of or to any Surety Document) without further reference to, or the consent of, that Obligor.

(c)

An Obligor shall be bound by any act of a Company under this clause 1.6 irrespective of whether the Obligor knew about it or whether it occurred before the Obligor became an Obligor under any Surety Document.

(d)	To the extent that there is any conflict between any communication or notice by the Company on behalf of an Obligor and any other Obligor, those of a Company shall prevail.

1.7	Anti-avoidance

(a)

No Obligor shall enter into, or permit any of its Subsidiaries to enter into, any transaction, disposal, acquisition, reorganisation, restructuring or other arrangement or series of arrangements (whether or not related) if the sole or predominant purpose, or one of the predominant purposes, of that transaction, disposal, acquisition, reorganisation, restructuring, arrangement or series of arrangements is to avoid, circumvent, frustrate or otherwise defeat the operation or intended effect of any obligation, restriction, undertaking, covenant or other provision of any Surety Document (each such transaction, disposal, acquisition, reorganisation, restructuring, arrangement or series of arrangements, a “Prohibited Avoidance Transaction”).

(b)	For the purposes of paragraph (a) above:

(i)

a Prohibited Avoidance Transaction includes, without limitation, any transaction, disposal, acquisition, reorganisation, restructuring or other arrangement that has the effect, directly or indirectly, of placing assets, revenues or other economic value beyond the reach of any right, remedy or entitlement that would otherwise be available to the Surety under or in connection with any Surety Document;

(ii)

a transaction, disposal, acquisition, reorganisation, restructuring or other arrangement shall be taken to have a predominant purpose of avoidance or circumvention if, having regard to all relevant circumstances (including the commercial substance, timing and effect of the arrangement and any alternatives reasonably available to the relevant Obligor), the avoidance, circumvention, frustration or defeat of any obligation, restriction, undertaking, covenant or other provision of a Surety Document is one of the purposes that is more than merely incidental to the arrangement; and

(iii)

the prohibition in paragraph (a) above extends to any step, act or omission that forms part of, or is preparatory to, a Prohibited Avoidance Transaction, whether or not that step, act or omission would, in isolation, constitute a breach of any other provision of a Surety Document.

(c)	Paragraph (a) above does not apply to any transaction, disposal, acquisition, reorganisation, restructuring or other arrangement:

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(i)

undertaken in the ordinary course of the day-to-day trading operations of the relevant Obligor or any of its Subsidiaries, provided that such transaction is consistent with past practice and is entered into on arm’s length terms and for full market value consideration;

(ii)

is expressly permitted by, and undertaken in compliance with, the terms of the Surety Documents (including, for the avoidance of doubt, any Permitted Disposal, Permitted Security Interest, Permitted Loan or Permitted Financial Indebtedness);

(iii)	undertaken with the prior written consent of the Surety; or

(iv)

required to be undertaken by the relevant Obligor or any of its Subsidiaries pursuant to any applicable law, regulation or order of any court of competent jurisdiction or any governmental or regulatory authority.

SECTION 2

THE FACILITY

2	The Facility

2.1	The Facility

Subject to the terms of this Agreement, the Surety makes available to the Company a committed re-drawable surety bond facility in Australian Dollars in an amount equal to the Facility Limit under which the Surety will issue Surety Bonds.

3	Purpose

3.1	Purpose

The Company shall apply all amounts borrowed by it under the Facility towards:

(a)	supporting the obligation or requirement to provide surety bonds required by the Group for mining rehabilitation purposes in Australia; and

(b)	such other purposes as the Surety may approve.

3.2	Monitoring

The Surety is not bound to monitor or verify the application of any Utilisation.

4	Conditions of Utilisation

4.1	Initial conditions precedent

The Company may not deliver a Utilisation Request unless the Surety has received all of the documents and other evidence listed in Schedule 2 (Conditions Precedent) in form and substance satisfactory to the Surety. The Surety shall notify the Company promptly upon being so satisfied.

4.2	Further conditions precedent

In addition to Clauses 4.1 (Initial conditions precedent) and 4.3 (Delivery of a Utilisation Request), the Surety will only be obliged to issue a Surety Bond if on the date of the Utilisation Request and on the proposed Utilisation Date:

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(a)	the proposed Utilisation Date is a Business Day within the Availability Period;

(b)	the Available Facility will not be exceeded by providing the proposed Surety Bond;

(c)	no Event of Default is continuing or would result from the proposed Utilisation;

(d)	each Repeating Representation made by each Obligor are true in all material respects; and

(e)	the Surety has undertaken customary ‘know your customer’ checks in respect of the applicable Beneficiary.

4.3	Delivery of a Utilisation Request

The Company may request a Utilisation by delivery to the Surety of a duly completed Utilisation Request not later than 11:00am five Business Days prior to the proposed Utilisation Date or such shorter period prior to the proposed Utilisation Date as the Surety may agree.

4.4	Utilisation Request irrevocable

Each Utilisation Request is irrevocable.

4.5	Issuance of Surety Bonds

Following the receipt of a Utilisation Request, the Surety will issue a Surety Bond on the requested Utilisation Date by delivering it in accordance with the directions in that Utilisation Request.

4.6	Surety Bond which does not expire before Termination Date

A Surety Bond may be issued with or without an Expiry Date. If a Surety Bond does not have an Expiry Date, or the Expiry Date of the Surety Bond is after the Termination Date, the Company shall repay or prepay the Surety Bond on the Termination Date.

4.7	Conditions subsequent

(a)

The Company undertakes to use its best endeavours to deliver, as soon as reasonably practicable but in any event within 90 days of the date of this Agreement, a ‘deposit account control agreement’ between Bank of America, N.A., the Surety and each entity listed in Schedule 8 as an account holder, in relation to the Bank Accounts held with Bank of America, N.A. listed in Schedule 8.

(b)	For the purpose of paragraph (a), the Company must:

(i)

use its best endeavours to procure that the ‘deposit account control agreement’ is on terms satisfactory to the Surety acting reasonably (including that the Surety can, upon delivery of a control notice to Bank of America, N.A. while an Event of Default is subsisting), control the disposition of funds standing to the credit of the relevant Bank Account); and

(ii)

keep the Surety and/or its legal counsel apprised of discussions with Bank of America, N.A. in relation to preparing and finalising the ‘deposit account control agreement’ and cooperate with the Surety (acting reasonably).

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5	Surety Bonds and Cash Cover

5.1	Claims

(a)

Each Obligor irrevocably and unconditionally authorises the Surety to pay any claim or demand made or purported to be made by a Beneficiary under a Surety Bond which appears on its face to be in order (each a Claim).

(b)	Each Obligor acknowledges that the Surety:

(i)	is not obliged to carry out any investigation or seek any confirmation from any other person before paying a Claim; and

(ii)	deals in documents only and will not be concerned with the legality of a Claim or any underlying transaction or any available set-off, counterclaim or other defence of any person.

(c)	The authorisations and acknowledgements of each Obligor under this clause 5.1 will not be affected by:

(i)	the sufficiency, accuracy or genuineness of any Claim or any other document; or

(ii)	any incapacity of, or limitation on the powers of, any person signing a Claim or other document.

5.2	Indemnity from Company to Surety

(a)

The Company indemnifies the Surety from and against all liabilities, losses, damages, claims, costs, demands and actions which the Surety may suffer or incur in connection with any Surety Bond or any Claim except to the extent any such liability, loss, damage, claim, cost, demand or action results from the Surety’s fraud, gross negligence or wilful misconduct.

(b)	The Company must pay the Surety any amounts that become payable under clause 5.2(a) immediately following receipt of written demand to do so.

(c)

The obligations of the Company under this clause 5.2 are continuing obligations and will extend to the ultimate balance of sums payable by the Company in respect of any Surety Bond, regardless of any intermediate payment or discharge in whole or in part.

(d)

The obligations of the Company under this clause 5.2 will not be affected by any act, omission, matter or thing which, but for this clause, would reduce, release or prejudice any of the Company’s obligations under this clause 5.2 (whether or not known to it or any other person) including:

(i)	any time, waiver or consent granted to, or composition with, an Obligor, any Beneficiary or other person;

(ii)	the release of any person under the terms of any composition or arrangement;

(iii)

the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, an Obligor, any Beneficiary or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

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(iv)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor, any Beneficiary or any other person;

(v)	any amendment (however fundamental) or replacement of a Surety Document, any Surety Bond or any other document or Security Interest;

(vi)	any unenforceability, illegality or invalidity of any obligation of any person under any Surety Document, any Surety Bond or any other document or Security Interest;

(vii)

any falsity, inaccuracy, insufficiency or forgery of or in any communication which on its face purports to be a communication made, signed or authorised under any Surety Document or any Surety Bond; or

(viii)	any insolvency or similar proceedings.

5.3	Rights of contribution

The Company will not be entitled to any right of contribution or indemnity from the Surety in respect of any payment it may make under this clause 5.

5.4	Cash cover

If:

(a)

a Claim on a Surety Bond is threatened in writing (and such Surety Bond has not been replaced within 10 Business Days of the date of such written notification or such longer period that the Surety may agree in its absolute discretion); or

(b)	an Event of Default has occurred and is continuing,

the Company must immediately upon demand by the Surety in writing, provide cash cover to the Surety. The Surety may apply that cash cover in accordance with clause 1.2(e) of this Agreement.

SECTION 3

REPAYMENT, PREPAYMENT AND CANCELLATION

6	Repayment

Notwithstanding any other provision of this Agreement, the Company must repay to the Surety the Aggregate Outstanding Liability Amount in full on the Termination Date.

7	Prepayment and Cancellation

7.1	Illegality

If, in any applicable jurisdiction, it becomes unlawful (or impossible as a result of a change in law or regulation) for the Surety to perform any of its obligations as contemplated by this Agreement or to issue or leave outstanding any Surety Bond, then:

(a)	the Surety shall promptly notify the Company upon becoming aware of that event;

(b)	upon the Surety notifying the Company, the Surety shall not be obliged to issue any Surety Bond;

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(c)	the Company shall use reasonable endeavours to procure the release and return of each Surety Bond; and

(d)

in the event a Surety Bond referred to in clause 7.1(c) is not released and returned to the Surety (but without limiting the Company’s continuing obligation to use reasonable endeavours to procure the release and return of each Surety Bond), the Company must provide cash cover to the Surety in an amount equal to the Outstanding Liability Amount for that Surety Bond.

7.2	Voluntary cancellation

The Company may, if it gives the Surety not less than five Business Days’ (or such shorter period as the Surety may agree) prior notice, cancel the whole or any part (being a minimum amount of AUD 1,000,000 and a whole multiple of AUD 100,000) of any unused part of the Facility Limit.

7.3	Voluntary prepayment

The Company may, if it gives the Surety not less than two Business Days’ (or such shorter period as the Surety may agree) prior notice, prepay the whole or any part of the Facility (but, if in part, being an amount that reduces the Aggregate Outstanding Liability Amount by a minimum amount of AUD 1,000,000 and a whole multiple of AUD 100,000 or, if the Face Value Amount of the Surety Bond being paid is less than those amounts, by an amount equal to the Face Value Amount of such Surety Bond). Any prepayment shall be made with any accrued fees on the amount prepaid, without premium or penalty.

7.4	Cancellation at end of Availability Period

Any undrawn portion of the Facility shall be automatically cancelled at the end of the Availability Period.

8	Restrictions

8.1	Notices of Cancellation or Prepayment

Any notice of cancellation, prepayment, authorisation or other election given by any Party under clause 7 (Prepayment and Cancellation) shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

8.2	Interest and other amounts

Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, without premium or penalty.

8.3	Reborrowing of Facility

Unless a contrary indication appears in this Agreement, any part of the Facility which is prepaid or repaid may be reborrowed in accordance with the terms of this Agreement.

8.4	Prepayments in accordance with Agreement

The Company shall not repay or prepay all or any part of the Utilisations or cancel all or any part of the Facility Limit except at the times and in the manner expressly provided for in this Agreement.

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SECTION 4

COSTS OF UTILISATION

9	Interest on Overdue Amounts

(a)

If an Obligor fails to pay any amount payable by it under a Surety Document on its due date, interest shall accrue on the overdue amount from and including the due date for payment up to the date of actual payment (both before and after judgment) at a rate which is the sum of 3% per annum and BBSY Bid. Any interest accruing under this clause 9 shall be immediately payable by the Obligor on demand by the Surety.

(b)	Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each 30 day period but will remain immediately due and payable.

10	Fees

10.1	Issuance Fees

(a)

The Company must pay to the Surety an issuance fee in respect of each Surety Bond at the Issuance Fee Rate calculated on a daily basis on a year of 365 days on the Face Value Amount for that Surety Bond for the period from the Utilisation Date for that Surety Bond until its Expiry Date or repayment or prepayment in full.

(b)	An Issuance Fee is payable:

(i)

in advance on each Fee Payment Date for a Surety Bond, in each case for the period from that Fee Payment Date until, but excluding, the next Fee Payment Date (or, if earlier, until the Expected Return Date); and

(ii)

if a Surety Bond is not repaid or prepaid in full on or before its Expected Return Date, on that Expected Return Date in advance for the next annual period and then annually in advance until the Expiry Date of the Surety Bond or its repayment or prepayment in full,

(each such period to which an Issuance Fee payment relates being an Issuance Fee Payment Period).

(c)	Subject to clause 10.1(d), if:

(i)	the Company has paid the Issuance Fee for an Issuance Fee Payment Period in accordance with clause 10.1(a); and

(ii)	during that Issuance Fee Payment Period, the Surety Bond is repaid or prepaid in full in accordance with this Agreement (the date on which this occurs being the Repayment Date),

then, promptly following the Repayment Date, the Company will receive a rebate of part of the Issuance Fee paid for that Issuance Fee Payment Period that corresponds to the proportion that the number of days in the period from the Repayment Date to the last day of that Issuance Fee Payment Period bears to the number of days in that Issuance Fee Payment Period. The Surety must promptly pay or make available the rebate due under this clause to the Company.

(d)

The Surety shall not be required to pay or make available the rebate referred to in clause 10.1(c) if the Surety Bond is repaid or prepaid in relation to a refinance or part refinance of that Surety Bond (regardless of whether such refinance or part refinance is with an insurance company, bank, financial institution or other person), provided that, at any time, the relevant Surety Bond shall be required to pay or make available the rebate in circumstances where:

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(i)	the Governmental Agency in whose favour the Surety Bond is issued no longer accepts performance bonds or unconditional undertakings issued by the Surety at that time;

(ii)

the relevant Governmental Agency has requested the Company (or relevant entity in respect of which the Surety Bond was issued) to provide a replacement performance bond or unconditional undertaking from another person in substitution for that Surety Bond at that time; and

(iii)	the Governmental Agency in whose favour the Surety Bond is issued has notified the Company that it has met its rehabilitation obligations and that Surety Bond is no longer required and is returned.

10.2	Line fee

(a)

The Company must pay to the Surety a line fee equal to [***]% per annum calculated on a daily basis on a year of 365 days on the Available Facility for the period from the Effective Date until the Termination Date.

(b)

The line fee is payable on the last day of each successive period of three months which ends during the relevant Availability Period, on the last day of the Availability Period, and on the cancelled amount of the Available Facility at the time the cancellation is effective

10.3	Front-end fee

The Company shall pay to the Surety a front-end fee equal to [***]% of the Facility Limit. The fee is payable no later than the Effective Date.

10.4	Brokerage

The parties acknowledge that fees payable in respect of the Facility may include brokerage.

SECTION 5

ADDITIONAL PAYMENT OBLIGATIONS

11	Tax Gross-Up and Indemnities

11.1	Tax gross-up

(a)	Each Obligor shall make all payments to be made by it under the Surety Documents without any Tax Deduction unless such Tax Deduction is required by law.

(b)	The Company shall promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Surety accordingly.

(c)

If a Tax Deduction is required by law to be made by an Obligor except in relation to a Tax described in clause 11.2(b)(i) or 11.2(b)(ii)(B), the Obligor shall pay an additional amount together with the payment so that, after making any Tax Deduction, the Surety receives an amount equal to the payment which would have been due if no Tax Deduction had been required.

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(d)

If an Obligor is required to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

(e)

Within 30 days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction shall deliver to the Surety evidence satisfactory to the Surety, acting reasonably, that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

11.2	Tax indemnity

(a)

The Company shall (within five Business Days of demand by the Surety) pay to the Surety an amount equal to the loss, liability or cost which the Surety determines will be or has been (directly or indirectly) suffered for or on account of Tax by the Surety in respect of a Surety Document or a transaction or payment under it.

(b)	Clause 11.2(a) shall not apply:

(i)

with respect to any Tax assessed on the Surety if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by the Surety:

(A)	under the law of the jurisdiction in which the Surety is incorporated or, if different, the jurisdiction (or jurisdictions) in which the Surety is treated as resident for tax purposes; or

(B)	under the law of the jurisdiction in which that the Surety’s Facility Office is located in respect of amounts received or receivable in that jurisdiction; or

(ii)	to the extent the relevant loss, liability or cost:

(A)	is compensated for by an increased payment under clause 11.1 (Tax gross-up); or

(B)	relates to a FATCA Deduction required to be made by a Party.

11.3	Tax Credit

If an Obligor makes a Tax Payment and the Surety determines in its absolute discretion that:

(a)	a Tax Credit is attributable to that Tax Payment or to a Tax Deduction in consequence of which that Tax Payment was required; and

(b)	the Surety has obtained, utilised and retained that Tax Credit,

the Surety shall pay an amount to the Obligor which the Surety determines in its absolute discretion will leave it (after that payment) in the same after-Tax position as it would have been in had the circumstances not arisen which caused the Tax Payment to be required to be made by the Obligor.

11.4	Stamp duties and Taxes

The Company shall:

(a)	pay; and

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(b)	within five Business Days of demand, indemnify the Surety against any cost, expense, loss or liability that the Surety incurs in relation to,

all stamp duty, registration or other similar Tax payable in respect of this Agreement except Assignment Agreements.

11.5	Indirect Tax

(a)

All payments to be made by an Obligor under or in connection with any Surety Document have been calculated without regard to Indirect Tax. If all or part of any such payment is the consideration for a taxable supply or chargeable with Indirect Tax then, when the Obligor makes the payment:

(i)	it must pay to the Surety an additional amount equal to that payment (or part) multiplied by the appropriate rate of Indirect Tax; and

(ii)	the Surety will promptly provide to the Obligor a tax invoice complying with the relevant law relating to that Indirect Tax.

(b)

Where a Surety Document requires an Obligor to reimburse or indemnify the Surety for any costs or expenses, that Obligor shall also at the same time pay and indemnify the Surety against all Indirect Tax incurred by the Surety in respect of the costs or expenses save to the extent that that the Surety is entitled to repayment or credit in respect of the Indirect Tax. The Surety will promptly provide to the Obligor a tax invoice complying with the relevant law relating to that Indirect Tax.

11.6	FATCA Information

(a)	Subject to clause 11.6(c), each Party shall, within ten Business Days of a reasonable request by another Party:

(i)	confirm to that other Party whether it is:

(A)	a FATCA Exempt Party; or

(B)	not a FATCA Exempt Party;

(ii)

supply to that other Party such forms, documentation and other information relating to its status under FATCA as that other Party reasonably requests for the purposes of that other Party’s compliance with FATCA; and

(iii)

supply to that other Party such forms, documentation and other information relating to its status as that other Party reasonably requests for the purposes of that other Party’s compliance with any other law, regulation, or exchange of information regime.

(b)

If a Party confirms to another Party pursuant to clause 11.6(a)(i) that it is a FATCA Exempt Party and it subsequently becomes aware that it is not or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly.

(c)

Clause 11.6(a) shall not oblige the Surety to do anything, and clause 11.6(a)(iii) shall not oblige any other Party to do anything, which would or might in its reasonable opinion constitute a breach of:

(i)	any law or regulation;

(ii)	any fiduciary duty; or

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(iii)	any duty of confidentiality.

(d)

If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with clause 11.6(a)(i) or 11.6(a)(ii) (including, for the avoidance of doubt, where clause 11.6(c) applies), then such Party shall be treated for the purposes of the Surety Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information.

11.7	FATCA Deduction

(a)

Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction.

(b)

Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction), notify the Party to whom it is making the payment.

12	Increased Costs

12.1	Increased Costs

Subject to clause 12.3 (Exceptions) the Company shall, within five Business Days of a demand by the Surety, pay the Surety the amount of any Increased Costs incurred by the Surety as a result of:

(a)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation; or

(b)	compliance with any law or regulation,

made after the date of this Agreement. This includes any law or regulation with regard to capital adequacy, prudential limits, liquidity, reserve assets or Tax.

12.2	Increased cost claims

(a)	If the Surety intends to make a claim pursuant to clause 12 (Increased Costs) it shall promptly notify the Company of the event giving rise to the claim.

(b)

The Surety shall, as soon as practicable after a demand by the Company, provide a certificate confirming the amount of its Increased Costs (giving reasonable details of the circumstances giving rise to such claim).

12.3	Exceptions

Clause 12 (Increased Costs) does not apply to the extent any Increased Cost is:

(a)	attributable to a Tax Deduction required by law to be made by an Obligor;

(b)	attributable to a FATCA Deduction required to be made by a Party;

(c)

compensated for by clause 11.2 (Tax indemnity) (or would have been compensated for under clause 11.2 (Tax indemnity) but was not so compensated solely because any of the exclusions in clause 11.2(b) applied); or

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(d)	attributable to the wilful breach by the Surety of any law or regulation.

13	Surplus Bond Moneys

13.1	Surplus Bond Moneys

(a)	Each Obligor undertakes in favour of the Surety that:

(i)	any Surplus Bond Moneys received or recouped by the Obligor will be held on trust in favour of the Surety and must be returned to the Surety forthwith; and

(ii)

the Obligor will hold all right, title or interest in Surplus Bond Moneys, including any right to recoup Surplus Bond Moneys from a Beneficiary or any other person, on trust for the benefit of the Surety.

(b)

If required by the Surety, an Obligor entitled to receive or recoup Surplus Bond Moneys from a Beneficiary of a Bond will authorise and direct the relevant Beneficiary to pay the amount being received or recouped directly to the Surety.

(c)

For the purposes of clause 13.1, “Surplus Bond Moneys” means any money paid by the Surety under a Surety Bond to a Beneficiary in excess of the amount required to meet the contractual obligation of the Obligor that was supported by that Bond (and “Surplus Bond Moneys” received or recouped by the Obligor will include amounts payable by a Beneficiary to the Obligor as reimbursement of, or as damages arising from, the Beneficiary’s receipt of Surplus Bond Moneys).

14	Other Indemnities

14.1	Currency indemnity

(a)

If any sum due from an Obligor under the Surety Documents (a Sum), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the First Currency) in which that Sum is payable into another currency (the Second Currency) for the purpose of:

(i)	making or filing a claim or proof against that Obligor;

(ii)	obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

that Obligor shall as an independent obligation, within three Business Days of demand, indemnify the Surety to whom that Sum is due against any cost, expense, loss or liability arising out of or as a result of the conversion including any discrepancy between:

(iii)	the rate of exchange used to convert that Sum from the First Currency into the Second Currency; and

(iv)	the rate or rates of exchange available to that person at the time of its receipt of that Sum.

(b)	Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Surety Documents in a currency or currency unit other than that in which it is expressed to be payable.

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14.2	Other indemnities

The Company shall, within five Business Days of demand, indemnify the Surety against any cost, expense, loss or liability (including legal fees) incurred by the Surety as a result of or in connection with:

(a)	the occurrence of any Default;

(b)

any information provided by an Obligor or otherwise under or in connection with the Surety Documents or the transactions they contemplate being or being alleged to be misleading or deceptive in any respect;

(c)	any enquiry, investigation, subpoena (or similar order) or litigation with respect to any Group Member or with respect to the transactions contemplated or financed under a Surety Document;

(d)	the exercise or attempted exercise of any right, power or remedy in connection with any Surety Document or any failure to exercise any right, power or remedy;

(e)	a failure by an Obligor to pay any amount due under a Surety Document on its due date;

(f)

funding, or making arrangements to fund, its participation in a Utilisation requested by the Company in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by the Surety); and

(g)	a Utilisation (or part of a Utilisation) not being prepaid in accordance with a notice of prepayment given by the Company.

14.3	Indemnity to the Surety

The Company shall, within five Business Days of demand, indemnify the Surety against any cost, expense, loss or liability incurred by the Surety (acting reasonably) as a result of:

(a)	investigating any event which it reasonably believes is a Default;

(b)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised; or

(c)	instructing lawyers, accountants, investment bankers, tax advisers, valuers, surveyors, insolvency practitioners or other experts or professional advisers as permitted under the Surety Documents.

15	Mitigation by the Surety

15.1	Mitigation

(a)

The Surety shall, in consultation with the Company, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or the Facility being cancelled pursuant to, any of clause 7.1 (Illegality), clause 11 (Tax Gross-Up and Indemnities) (other than clause 11.5 (Indirect Tax)) or clause 12 (Increased Costs) including (but not limited to) transferring its rights and obligations under the Surety Documents to another Affiliate or Facility Office (where reasonable to do so and where the Surety will not incur any additional cost, including in respect of Taxes, or liability by doing so).

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(b)	Paragraph 15.1(a) does not in any way limit the obligations of any Obligor under the Surety Documents.

15.2	Limitation of liability

(a)

The Company shall, within five Business Days of demand by the Surety, indemnify the Surety for all costs and expenses reasonably incurred by the Surety as a result of steps taken by it under clause 15.1 (Mitigation).

(b)	The Surety is not obliged to take any steps under clause 15.1 (Mitigation) if, in the opinion of the Surety (acting reasonably), to do so might be prejudicial to it.

16	Costs and Expenses

(a)

The Company shall, within five Business Days of demand from the Surety, pay to the Surety the amount of all costs and expenses (including legal fees) reasonably incurred by or for the account of the Surety in connection with the negotiation, preparation, printing and execution of this Agreement and any other Surety Documents.

(b)

If an Obligor requests an amendment, waiver or consent in relation to any Surety Document, the Company shall, within five Business Days of demand by the Surety, reimburse the Surety for the amount of all costs and expenses (including legal fees) reasonably incurred by or for the account of the Surety in responding to, evaluating, negotiating or complying with that request or requirement.

(c)

The Company shall, within five Business Days of demand by the Surety, pay to the Surety the amount of all costs and expenses (including legal fees) incurred by or for the account of the Surety in connection with the enforcement of, or the preservation of any rights under, any Surety Document.

SECTION 6

GUARANTEE

17	Guarantee

17.1	Guarantee

Each Guarantor irrevocably and unconditionally jointly and severally:

(a)	guarantees to the Surety punctual performance by each Obligor of all that Obligor’s obligations under the Surety Documents;

(b)	undertakes with the Surety that:

(i)

whenever an Obligor does not pay any amount when due under or in connection with any Surety Document (or anything which would have been due if the Surety Document or the amount was enforceable, valid and not illegal), that Guarantor shall immediately on demand by the Surety pay that amount as if it was the principal obligor; and

(ii)	if an Ipso Facto Event has occurred and is continuing, then immediately on demand by the Surety that Guarantor shall pay all Secured Moneys as if it was the principal obligor; and

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(c)

agrees the Surety that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify the Surety immediately on demand against any cost, expense, loss or liability it incurs as a result of an Obligor not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under any Surety Document on the date when it would have been due. The amount of the cost, expense, loss or liability shall be equal to the amount which the Surety would otherwise have been entitled to recover.

Each of clauses 17.1(a), 17.1(b)(i), 17.1(b)(ii) and 17.1(c) is a separate obligation. None is limited by reference to the other.

(d)	Ipso Facto Event means the Company is the subject of:

(i)	an announcement, application, compromise, arrangement, managing controller, or administration as described in section 415D(1), 434J(1) or 451E(1) of the Corporations Act; or

(ii)	any process which under any law with a similar purpose may give rise to a stay on, or prevention of, the exercise of contractual rights.

17.2	Continuing guarantee

This guarantee is a continuing obligation and will extend to the ultimate balance of sums payable by any Obligor under the Surety Documents, regardless of any intermediate payment or discharge in whole or in part.

17.3	Reinstatement

If any payment to or any discharge, release or arrangement given or entered into by the Surety (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is avoided or reduced for any reason (including as a result of insolvency, breach of fiduciary or statutory duties or any similar event) in whole or in part, then the liability of each Guarantor under this clause 17 will continue or be reinstated as if the discharge, release or arrangement had not occurred and any relevant security shall be reinstated.

17.4	Waiver of defences

The obligations of each Guarantor under this clause 17 will not be affected by an act, omission, matter or thing which, but for this clause, would reduce, release or prejudice any of its obligations under this clause 17 (without limitation and whether or not known to it or the Surety) including:

(a)	any time, waiver or other concession or consent granted to, or composition with, any Obligor or other person;

(b)	the release or resignation of any other Obligor or any other person;

(c)	any composition or arrangement with any creditor of any Obligor or other person;

(d)

the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, execute, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(e)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;

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(f)

any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of any Surety Document or any other document or security including any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under any Surety Document or other document or security;

(g)	any unenforceability, illegality or invalidity of any obligation of any person under any Surety Document or any other document or security;

(h)	any set off, combination of accounts or counterclaim;

(i)	any insolvency or similar proceedings; or

(j)	this Agreement or any other Surety Document not being executed by or binding against any other Obligor or any other party.

References in clause 17 to obligations of an Obligor or amounts due will include what would have been obligations or amounts due but for any of the above, as well as obligations and amounts due which result from any of the above.

17.5	Immediate recourse

Each Guarantor waives any right it may have of first requiring the Surety (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Guarantor under this clause 17. This waiver applies irrespective of any law or any provision of a Surety Document to the contrary.

17.6	Appropriations

Until all amounts which may be or become payable by the Obligors under or in connection with the Surety Documents have been irrevocably paid in full, the Surety (or any trustee or agent on its behalf) may:

(a)

refrain from applying or enforcing any other moneys, security or rights held or received or recovered (by set off or otherwise) by the Surety (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Guarantor shall be entitled to the benefit of the same; and

(b)

without limiting clause 17.6(a), refrain from applying any moneys received or recovered (by set off or otherwise) from any Guarantor or on account of any Guarantor’s liability under this clause 17 in discharge of that liability or any other liability of an Obligor and claim or prove against anyone in respect of the full amount owing by the Obligors.

17.7	Deferral of Guarantors’ rights

Until all amounts which may be or become payable by the Obligors under or in connection with the Surety Documents have been irrevocably paid in full and unless the Surety otherwise directs, no Guarantor will exercise any rights which it may have by reason of performance by it of its obligations under the Surety Documents or by reason of any amount being payable, or liability arising, under this clause 17:

(a)	to be indemnified by an Obligor;

(b)	to claim any contribution from any other guarantor of or provider of security for any Obligor’s obligations under the Surety Documents;

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(c)

to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Surety under the Surety Documents or of any other guarantee or security taken pursuant to, or in connection with, the Surety Documents by the Surety;

(d)

to bring legal or other proceedings for an order requiring any Obligor to make any payment, or perform any obligation, in respect of which any Guarantor has given a Guarantee under clause 17.1 (Guarantee);

(e)	to exercise any right of set-off against any Obligor;

(f)	to claim or prove as a creditor of any Obligor in competition with the Surety; and/or

(g)

in any form of administration of an Obligor (including liquidation, winding up, bankruptcy, voluntary administration, dissolution or receivership or any analogous process) prove for or claim, or exercise any vote or other rights in respect of, any indebtedness of any nature owed to it by the Obligor.

If a Guarantor receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Surety by the Obligors under or in connection with the Surety Documents to be repaid in full on trust for the Surety and shall promptly pay or transfer the same to the Surety or as the Surety may direct for application in accordance with any payment mechanics set out in the Surety Documents.

17.8	Release of Guarantors’ right of contribution

If any Guarantor (a Retiring Guarantor) ceases to be a Guarantor in accordance with the terms of the Surety Documents for the purpose of any sale or other disposal of that Retiring Guarantor then on the date such Retiring Guarantor ceases to be a Guarantor:

(a)

that Retiring Guarantor is released by each other Guarantor from any liability (whether past, present or future and whether actual or contingent) to make a contribution to any other Guarantor arising by reason of the performance by any other Guarantor of its obligations under the Surety Documents; and

(b)

each other Guarantor waives any rights it may have by reason of the performance of its obligations under the Surety Documents to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Surety under any Surety Document or of any other security taken pursuant to, or in connection with, any Surety Document where such rights or security are granted by or in relation to the assets of the Retiring Guarantor.

17.9	Additional security

This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by the Surety.

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SECTION 7

REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT

18	Representations and warranties

18.1	Representations and warranties

Each Obligor represents and warrants to and for the benefit of the Surety that:

(a)	*status:

(i)	it is a corporation, duly incorporated and validly existing under the law of its jurisdiction of incorporation; and

(ii)	it has the power to own its assets and carry on its business as it is being conducted;

(b)

*binding obligations: the obligations expressed to be assumed by it in each Surety Document to which it is a party are, subject to any necessary stamping and Authorisations, equitable principles and laws generally affecting creditors’ rights, legal, valid, binding and enforceable obligations;

(c)	*non-conflict with other obligations: the entry into and performance by it of, and the transactions contemplated by, the Surety Documents do not and will not conflict with:

(i)	any law or regulation applicable to it in any material respect;

(ii)	its constitutional documents; or

(iii)	any agreement or instrument binding upon it or any of its assets in any material respect;

(d)

*power and authority: it has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Surety Documents to which it is a party and the transactions contemplated by those Surety Documents;

(e)	*validity and admissibility in evidence: all Authorisations required or desirable:

(i)	to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Surety Documents to which it is a party;

(ii)	to make the Surety Documents to which it is a party, its legal, valid, binding and enforceable obligations, admissible in evidence in its jurisdiction of incorporation; and

(iii)	for it to carry on its business, where failure to obtain that Authorisation might reasonably be expected to have a Material Adverse Effect,

have been obtained or effected and are in full force and effect;

(f)	*governing law and enforcement:

(i)	the choice of law referred to in clause 41 as the governing law of the Surety Documents will be recognised and enforced in its jurisdiction of incorporation; and

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(ii)	any judgment obtained against it in any jurisdiction referred to in clause 42 in relation to a Surety Document will be recognised and enforced in its jurisdiction of incorporation;

(g)

*no stamp Taxes: under the law of its jurisdiction of incorporation it is not necessary that the Surety Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any ad valorem, stamp duty, registration or similar Tax be paid on or in relation to the Surety Documents, other than any payment referred to in any legal opinion delivered to the Surety under this Agreement or disclosed by or behalf of an Obligor to the Surety;

(h)	*no Event of Default:

(i)	no Event of Default is continuing or might reasonably be expected to result from the making of any financial accommodation available to an Obligor; and

(ii)

no other event or circumstance is outstanding which constitutes a default under any other agreement or instrument which is binding on it or to which its assets are subject which might reasonably be expected to have a Material Adverse Effect;

(i)	*no misleading information:

(i)

to the best of its information, knowledge and belief after having made due and careful inquiry, any material factual information provided by or on behalf of an Obligor (excluding projections) or provided in writing to the Surety in connection with the Surety Documents and the transactions they contemplate was true and accurate in all material respects and not misleading as at the date it was provided or as at the date (if any) at which it is stated;

(ii)

any financial projections provided by or on behalf of an Obligor to the Surety in connection with the Surety Documents were at the time prepared on the basis of recent historical information and on the basis of reasonable assumptions; and

(iii)

to the best of its information, knowledge and belief after having made due and careful inquiry, nothing has occurred or been omitted from the information provided by the Company to the Surety in writing in connection with the Surety Documents and no information has been given or withheld that results in the information provided by or on behalf of an Obligor being untrue or misleading in any material respect;

(j)	financial statements:

(i)	the Original Financial Statements were prepared in accordance with Australian IFRS consistently applied unless expressly disclosed to the contrary in those Original Financial Statements;

(ii)

the Original Financial Statements at the time given reflected a true and fair view and represented its financial condition and operations (consolidated) during the relevant financial year unless expressly disclosed to the contrary in those Original Financial Statements; and

(iii)

there has been no material adverse change in the business or financial condition of the Company (or the business or consolidated financial condition of the Group) since the date of the Original Financial Statements;

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(k)

*pari passu ranking: its payment obligations under the Surety Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally;

(l)

no proceedings pending or threatened: (other than to the extent disclosed in writing by a Company to the Surety) no litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency have been commenced or threatened against it which, if adversely determined, might reasonably be expected to have a Material Adverse Effect;

(m)	*Transaction Security Documents:

(i)	each Transaction Security Document creates the Security Interest purported to be created by it over the assets purported to be encumbered by it; and

(ii)	each Transaction Security Interest has the priority it is intended to have, subject to any Permitted Security Interests that are permitted to have prior ranking;

(n)

*trustee: except as otherwise stated in this Agreement or, in relation to an additional Obligor which accedes to this Agreement under clause 23.2, as otherwise stated in that Obligor’s Guarantor Accession Deed Poll, it does not enter into any Surety Document or hold any property as trustee;

(o)	*solvency:

(i)	it is solvent and able to pay its debts as and when they become due and payable; and

(ii)	no:

(A)	corporate action, legal proceeding or other procedure or step described in clause 21.1(h); or

(B)	creditors’ process described in clause 21.1(i),

has been taken, applies to or, to the best of its knowledge and belief (having made due and careful enquiry), has been threatened in relation to a Group Member, and none of the circumstances described in clause 21.1(g) applies to a Group Member;

(p)	*title to assets:

(i)	it is the sole legal and beneficial owner of, and has good title to, all of its property and assets (other than its Retention of Title Property); and

(ii)	it has all appropriate Authorisations to use, the assets necessary to carry on its business as presently conducted where failure to obtain those Authorisations would have a Material Adverse Effect;

(q)

*authorised signatories: any person specified as its authorised signatory under a Verification Certificate is authorised to sign Utilisation Requests and other notices on its behalf except where it has previously notified the Surety that the authority has been revoked;

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(r)	*Anti-Financial Crime (AFC) compliance: other than to the extent disclosed in writing by a Company to the Surety:

(i)	it is not in breach of, nor has it engaged in any activities in breach of, AFC Laws where such breach would have, or could reasonably be expected to have, a Material Adverse Effect;

(ii)

there is no investigation, action, suit, proceeding or other inquiry, by or before any court or Governmental Agency, regulatory authority or body or any arbitrator, involving it with respect to AFC Laws, ongoing, pending or threatened, and it shall promptly inform the Surety if it becomes aware of any such investigation, action, suit, proceeding or other inquiry;

(iii)

it has implemented and maintained policies and procedures to comply with applicable laws, regulations, directives or rules of any jurisdiction relating to anti-money laundering, counter-terrorism financing, anti-bribery and corruption, sanctions and embargoes and anti-tax evasion, including to prevent sanctions violations by it;

(iv)

to the best of its knowledge, none of its directors, officers, employees, agents, Affiliates or other person acting on behalf, at the direction or in the interest of it, is a person that is a Sanction Target;

(v)

it has not directly or indirectly used the proceeds of the offering of a Surety Bond under this Agreement, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity:

(A)	in breach of AFC Laws;

(B)	to fund or facilitate any activities of or business with any individual or entity (Person) that, at the time of such funding or facilitation, is a Sanction Target;

(C)	to fund or facilitate any activities of or business in any Sanctioned Country; or

(D)	in any other manner that will result in a violation by any Person (including any Person participating in the transaction) of Sanctions.

(vi)	In this clause 18.1(r):

(A)

AFC Laws means any applicable laws, regulations, directives or rules of any jurisdiction relating to anti-money laundering, counter-terrorism financing, anti-bribery and corruption, modern slavery, Sanctions and embargoes and anti-tax evasion, including, without limitation, Anti-Bribery and Corruption Laws and Sanctions;

(B)

Anti-Bribery and Corruption Laws means the United States Foreign Corrupt Practices Act of 1977 as amended and the rules and regulations thereunder (FCPA), the United Kingdom Bribery Act of 2010 and/or any similar laws, rules or regulations issued, administered or enforced by the United States, United Kingdom, the European Union or any of its member states, Australia, or any other country or governmental agency having jurisdiction over an Obligor, the Surety or that Obligor’s or the Surety’s Subsidiaries; and

(C)	Sanction Target means any Person that is:

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(1)

the subject or the target of any sanctions or trade embargos administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control (OFAC), the U.S. Department of State, the U.S. Department of Commerce, the United Nations Security Council (UNSC), the European Union (EU), His Majesty’s Treasury (HMT), the Australian Department of Foreign Affairs and Trade (DFAT), the applicable sanctions authorities of China, India, Hong Kong or Singapore or any other applicable sanctions regulation, (collectively, Sanctions); or

(2)

owned 50% or more by or otherwise controlled by, or acting on behalf of one or more Persons referenced in clause 18.1(r)(vi)(A), or 18.1(r)(vi)(C) located, organized or resident in a country or territory that is the subject or the target of Sanctions (including but not limited to, Iran, North Korea, Sudan, the Crimea region in Ukraine, and Syria) (each a Sanctioned Country);

(s)	*no immunity: it does not, nor do any of its assets, enjoy immunity from the jurisdiction of a court, from legal process or from winding-up;

(t)

*Group Structure Diagram: the Group Structure Diagram in Schedule 4 depicting the Parent and its subsidiaries and the Group (as replaced by any updated group structure diagram provided by the Company to the Surety under this Agreement) sets out the true and correct corporate structure and ownership of the Parent and its subsidiaries and then Group and does not omit any material detail;

(u)	Taxes:

(i)

it has complied with all laws in respect of Taxes in all jurisdictions in which it is subject to taxation and paid all Taxes when due and payable by it where non-payment or non-compliance will, or could reasonably be expected to, have a Material Adverse Effect; and

(ii)	it is a resident for Tax purposes only in the jurisdiction of its incorporation;

(v)	*Environmental Laws: other than to the extent disclosed in writing by a Company to the Surety:

(i)

each Group Member is aware of, and complies and has complied with, the requirements of all applicable Environmental Laws and Environmental Permits required to be obtained by it as they apply to it, the Resources, and/or the conduct of its business (as applicable), where failure to do so might reasonably be expected to have a Material Adverse Effect and other than any non-compliance which is of a minor or technical nature;

(ii)

all surety, rehabilitation, financial assurance, letters of credit, and similar bonds required to be maintained by any Group Member under any Rehabilitation Law, or any provisions of any security issued by such Group Member under any Rehabilitation Law where failure to obtain those things might reasonably be expected to have a Material Adverse Effect:

(A)	are in full force and effect; and

(B)	are for at least the amounts required by such Rehabilitation Law;

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(iii)

all Authorisations to the extent then required under any Environmental Law or Environmental Permit to explore, prospect, investigate, develop or mine the Resources are in full force and effect, where failure to do so might reasonably be expected to have a Material Adverse Effect;

(iv)

there are no Environmental Claims which might reasonably be expected to have a Material Adverse Effect and, to the best of its knowledge and belief (having made due and careful enquiry), there are no Threatened Environmental Claims against any Obligor;

(v)	it has obtained all Environmental Permits required for the timely construction, completion and operation of any Resource where failure to do so would have a Material Adverse Effect;

(vi)	there is no material Contamination in, or under any site on which any part of the Resource is located, other than that which is safely stored or exists in accordance with lawful authority;

(vii)	the exploration, prospecting or investigation of the Resources will not cause material Contamination other than that which is safely stored or exists in accordance with lawful authority;

(viii)

to the best of its knowledge and belief (having made due and careful enquiry), no person has carried on any activities of any Mining Tenements or Land Rights in a way which has given or is reasonably likely to give rise to any material Environmental Claim or material Environmental Liability; and

(ix)

all activities being carried out on the Mining Tenements and Land Rights comply with all applicable laws (including Environmental Laws) and existing material Authorisations (including Environmental Permits), where a failure to do so might reasonably be expected to have a Material Adverse Effect.

(w)	occupational health and safety:

(i)	it has complied in all material respects with all laws relating to occupational health and safety to which it is subject; and

(ii)

no judgment or order of a court, arbitral tribunal or other tribunal or any order or sanction of any government or other regulatory body relating to occupational health and safety has (to the best of its knowledge and belief) been made against it which would have a Material Adverse Effect; and

(x)	Native Title and cultural heritage:

(i)	all Mining Tenements and Land Rights have been validly issued, and continue to be valid for the purposes of the Native Title Act 1993 (Cth);

(ii)	it is in compliance in all material respects with all Aboriginal Heritage Laws as they apply to it, the Resources and/or its business (as applicable);

(iii)

there are no actual or, to the best of its knowledge and belief, potential Land Claims in relation to the Mining Tenements or Land Rights, and no circumstances giving rise to any Land Claims where such settlement where such settlement, or the value of such settlement of the Land Claim, would be in excess of A$10,000,000;

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(iv)	there is no Native Title Claim or site of significance to Aboriginal people under any Aboriginal Heritage Law affecting the Resources which would have a Material Adverse Effect;

(v)	it is not a party to any registered indigenous land use agreements which would have a Material Adverse Effect; and

(y)	Bank Accounts: the bank accounts set out in Schedule 8 are all the Bank Accounts held by the Obligors at the date of this Agreement.

18.2	Survival and repetition of representations and warranties

The representations and warranties of each Obligor referred to in clause 18.1 (Representations and warranties) survive the execution of each Surety Document and are made:

(a)	at the date of this Agreement;

(b)	in respect of the Repeating Representations:

(i)	on each Utilisation Date; and

(ii)	on the date falling on the last day of each calendar quarter;

(c)

on the date of any Surety Document entered into by an Obligor after the date of this Agreement with respect to the facts and circumstances then existing (other than in the case of the representations and warranties in clause 18.1(i) which is made with respect to the facts and circumstances existing at the time the relevant information was provided); and

(d)	subject to any disclosure made in writing by an Obligor to the Surety (and accepted in writing by the Surety) on or prior to the date such representation and warranty is made or repeated.

For the avoidance of doubt, disclosure of non-compliance with the representations and warranties will not in and of itself constitute a waiver of any conditions precedent to funding or the Surety’s rights under any Surety Document.

18.3	Reliance by Surety

Each Obligor acknowledges that the Surety has entered into each Surety Document to which it is a party in reliance on the representations and warranties given for its benefit under this Agreement.

19	Undertakings

19.1	Term of undertakings

Each Obligor undertakes and agrees with the Surety that the Obligor must, except with respect to the Surety, to the extent the Surety otherwise agrees or consents, comply, at its own cost, with its undertakings under this clause 19 for so long as either:

(a)	there is Secured Moneys under a Surety Document; or

(b)	financial accommodation is available to an Obligor under a Surety Document.

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19.2	Provision of information and reports

(a)	Financial Statements: The Company must provide the following to the Surety:

(i)

as soon as the same becomes available, but in any event within 150 days after the end of each of its financial years, the audited annual statutory accounts of each Company for that financial year (which are to be consolidated in the case of Peabody Australia Holdco Pty Ltd); and

(ii)

as soon as the same become available, but in any event within 90 days after the end of each calendar quarter of its financial years, the quarterly accounts of the Parent and its Subsidiaries (including the Obligors) for that financial quarter (other than for a financial calendar quarter that is the end of a financial year),

(b)	Compliance Certificate: The Company must provide to the Surety:

(i)	in respect of each 31 December Calculation Date, by 15 May of the following year; and

(ii)	in respect of each 31 March, 30 June and 30 September Calculation Date, within 90 days of such Calculation Date,

a Compliance Certificate which:

(iii)	certifies the Tangible Net Worth as at the Quarterly Calculation Date to which such Compliance Certificate relates;

(iv)	details the figures and calculations supporting the Compliance Certificate; and

(v)

confirms that no Event of Default is then subsisting except as disclosed in the Compliance Certificate, provided that the disclosure of an Event of Default in the Compliance Certificate will not in any way prejudice the Surety’s rights under any Surety Document, and each Compliance Certificate shall be signed by a director of the Company;

(c)	Requirements as to financial statements:

(i)	Each set of financial statements delivered by the Company pursuant to clause 19.2(a) shall be certified by:

(A)	in the case of the statements delivered pursuant to Clause 19.2(a)(i), an Authorised Officer of the Company; and

(B)	in the case of the statements delivered pursuant to Clause 19.2(a)(ii), an authorised officer of the Parent,

in each case, as fairly representing its financial condition as at the date as at which those financial statements were drawn up.

(ii)

The Company shall procure that each set of accounts delivered pursuant to clause 19.2(a) is prepared using Australian IFRS (in respect of the accounts of the Group) and US generally accepted accounting principles (US GAAP) (in respect of the accounts of the Parent), accounting practices and financial reference periods consistent with those applied in the preparation of the Original Financial Statements unless, in relation to any set of accounts, it

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notifies the Surety that there has been a change in Australian IFRS or US GAAP, the accounting practices or reference periods and its auditors deliver to the Surety a description of any change necessary for those accounts to reflect the Australian IFRS or US GAAP (as applicable), accounting practices and reference periods upon which the Original Financial Statements were prepared, and any reference in this Agreement to those accounts shall be construed as a reference to those accounts as adjusted to reflect the basis upon which the Original Financial Statements were prepared.

(d)	Information: miscellaneous: The Company must provide the following to the Surety:

(i)

all material documents dispatched by a Company or the Parent to its shareholders (or any class of them) (in their capacity as a shareholder) or its creditors generally (or any class of them) at the same time as they are dispatched;

(ii)

promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings which are current, threatened or pending against any Group Member, and which may be reasonably likely, if adversely determined, to have a Material Adverse Effect;

(iii)

promptly, such further information regarding the financial condition, business and operations of any Obligor as the Surety may reasonably request for the sole purpose of monitoring compliance with the Surety Documents (to the extent permitted by law, rule or regulation or stock exchange requirements and any confidentiality obligations);

(iv)

promptly, notice of any change in authorised signatories of any Obligor signed by a director or secretary of that Obligor accompanied by specimen signatures of any new signatories, provided that no notice of change shall be effective until the Surety has conducted “know your customer” checks on each such new authorised signatory as required under clause 19.2(e)(i);

(v)	promptly after there is a material change to the ownership of any Obligor represented in the Group Structure Diagram most recently provided to the Surety, an updated Group Structure Diagram;

(vi)	any notice provided or received by a Group Member in respect of:

(A)

any breach or default (however described) of a Mining Tenement that could be reasonably likely to result in the termination of the Mining Tenement or result in materially adverse conditions being imposed on a Group Member; or

(B)	any termination of a Mining Tenement, or any action taken or notice given to terminate a Mining Tenement.

(e)	Notification of Default:

(i)

The Obligor shall notify the Surety of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence (unless the Obligor is aware that a notification has already been provided).

(ii)

Promptly upon a request by the Surety, the Company shall supply to the Surety a certificate signed by two of its directors or senior officers on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

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(f)	“Know your customer” checks:

(i)	If:

(A)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;

(B)	any change in the status of an Obligor (or of its Holding Company) after the date of this Agreement;

(C)	any change in the authorised signatories of an Obligor after the date of this Agreement; or

(D)	a proposed assignment or transfer by the Surety of any of its rights and obligations under this Agreement,

obliges the Surety to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, each Obligor shall promptly upon the request of the Surety supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Surety in order for the Surety to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Surety Documents.

(ii)

The Company shall by not less than five Business Days’ prior written notice to the Surety, notify the Surety of its intention to request that one of its Subsidiaries becomes an additional Obligor pursuant to clause 23.2 (Additional Obligor).

(iii)

Following the giving of any notice pursuant to clause 19.2(f)(ii), if the accession of such additional Obligor obliges the Surety to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, the Company shall promptly upon the request of the Surety supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Surety in order for the Surety to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the accession of such Subsidiary to Agreement as an additional Obligor.

(iv)

The Company shall promptly supply such documentation and other evidence reasonably requested by the Surety from time to time in relation to itself or an additional Obligor to enable the Surety to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to the Surety.

(g)

Delivery of documents: Documents required to be delivered pursuant to Clause 19.2(a) (Financial statements) and Clause 19.2(d)(i) (Information: miscellaneous) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date:

(i)	on which the Parent posts such documents, or the Company provides a link thereto on the Parent’s website as notified by the Company to the Surety;

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(ii)	on which such documents are posted on the Parent’s behalf on an internet or intranet website, if any, to which the Surety has access; or

(iii)	on which such documents are filed for public availability of the SEC’s Electronic Data Gathering and Retrieval system;

provided that the Company shall notify the Surety of the posting of any such documents.

19.3	Authorisations

Each Obligor shall promptly:

(a)	obtain, comply with and do all that is necessary to maintain in full force and effect; and

(b)	supply certified copies to the Surety of,

any Authorisation:

(c)

required to perform its obligations under the Surety Documents and to ensure the legality, validity, enforceability or admissibility in evidence in its jurisdiction of incorporation of any Surety Document; and

(d)	which, to the extent that failure by it to obtain or maintain such Authorisation has or is reasonably likely to have a Material Adverse Effect, is required for it to carry on its business.

19.4	Compliance with laws

Each Obligor shall (and the Company shall ensure that each Group Member will) comply in all respects with all laws to which it may be subject (including, without limitation, all laws relating to occupational health and safety to which it is subject), if failure so to comply has or is reasonably likely to have a Material Adverse Effect.

19.5	Negative pledge

No Obligor shall (and the Company shall ensure that no Group Member will) create or permit to subsist any Security Interest over any of its assets other than any Permitted Security Interest.

19.6	Disposals

No Obligor shall (and the Company shall ensure that no Group Member will), enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of any asset other than a Permitted Disposal.

19.7	Financial Indebtedness

No Obligor shall (and the Company shall ensure that no Group Member will) incur or allow to remain outstanding any Financial Indebtedness other than Permitted Financial Indebtedness.

19.8	Distributions

(a)

Prior to making any Distribution to any entity which is not a Group Member (and subject to clause 19.8(c)), the Company must provide written evidence to the Surety, demonstrating to the satisfaction of the Surety (acting reasonably), compliance with the TNW Covenant when tested:

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(i)	as at the most recent Quarterly Calculation Date (for which a Compliance Certificate was required to be delivered) before the proposed Distribution; and

(ii)	on a forecast basis (based on reasonable pro-forma calculations) immediately following payment of the proposed Distribution.

(b)	Notwithstanding clause 19.8(a), the Company may at any time make Distributions to Sumiseki Materials Co. Ltd (as class B shareholder of Wambo Coal Pty Limited).

(c)	If:

(i)	an Event of Default or Review Event is subsisting; or

(i)	the cure period set out in clause 19.24(c) in respect of a failure to satisfy any requirement of clause 19.24 (Financial undertakings) is in operation;

the Company must give at least thirty Business Days prior written notice to the Surety (or if a Review Event is subsisting, at least 180 days notice) if a Group Member intends to do any of the following:

(ii)	declare or make any payment of a Distribution to any entity which is not a Group Member; or

(iii)	repay any loan (whether by way of cash settlement, set-off, deduction or otherwise) from an Offshore Group Member (including any payment to Peabody Investments Corp. under the PIC Note).

(d)

For the purposes of this clause, “Distribution” means (a) any dividend, charge, interest, fee, payment or other distribution or redemption, repurchase, defeasance, retirement or repayment on or in respect of any holder (in that capacity), direct or indirect, of shares or other marketable securities issued by a Company, including any capital distribution including by way of buy-back of shares, reduction in share capital or otherwise; and (b) any interest payment, any repayment or prepayment of any amount of principal or any other payment in respect of any subordinated loans to that Company.

19.9	Loans or credit

No Obligor shall (and the Company shall ensure that no Group Member shall) be a creditor in respect of any Financial Indebtedness other than a Permitted Loan.

19.10	Merger

No Obligor shall enter into any amalgamation, demerger, merger or corporate reconstruction, other than an amalgamation, demerger, merger or corporate reconstruction, in each case on a solvent basis, where:

(a)

all of the business and assets of that Obligor are retained by one or more other Obligors (excluding any assets or shares which cease to exist as part of such amalgamation, demerger, merger, consolidation or corporate reconstruction);

(b)	the surviving entity of that amalgamation, demerger, merger, consolidation or corporate reconstruction is liable for the obligations of the Obligor it has merged with; and

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(c)	the Surety is given at least 15 Business Days’ notice by the Company of that proposed amalgamation, demerger, consolidation or corporate reconstruction.

19.11	Change of business

Each Obligor shall procure that no substantial change is made to the general nature of its business or to the business of the Group taken as a whole from that carried on at the date of this Agreement.

19.12	Maintenance of Secured Property

Each Obligor shall do everything reasonably requested by the Surety to:

(a)

maintain and protect its Secured Property and keep its Secured Property in a good state of repair and in good working order allowing for fair wear and tear, including, in each case, by applying the proceeds of any insurance claim received by it towards replacement, repair or reinstatement of the Secured Property;

(b)	protect the Secured Property (including taking steps to remedy any title defects);

(c)	if an Event of Default is subsisting, take or defend all legal proceedings necessary to protect or recover any of its Secured Property;

(d)	keep its Secured Property valid and subsisting and free from liability to forfeiture, cancellation, avoidance or loss;

(e)	use reasonable endeavours to ensure that any material agreement entered into by it is assignable and may not be terminated by reason of the enforcement of the Transaction Security Documents; and

(f)

ensure, or enable the Surety to ensure, that each Transaction Security Document, and each Security Interest created under any Transaction Security Document, is fully effective, enforceable and perfected with the contemplated priority.

19.13	Title Documents

Subject to any intercreditor terms agreed by the Surety, each Obligor will deposit with the Surety all the Title Documents in respect of any of its Secured Property to the extent not already held by the Surety which is subject to the Security Interests created under the Transaction Security Documents:

(a)

in respect of any Transaction Security Document executed prior to the Effective Date, promptly after its execution of such Transaction Security Document but in any event prior to the Effective Date; and

(b)	promptly after:

(i)	acquisition of any asset which forms part of its Secured Property and is subject to a Security Interest created by any Transaction Security Document;

(ii)	a circulating Security Interest created by any Transaction Security Document becoming a non-circulating Security Interest; and

(iii)	a floating charge created by any Transaction Security Document crystallising and fixing.

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19.14	Insurance

Each Obligor shall (and the Company shall ensure that each Group Member will) take out and maintain insurances with a reputable insurer in the manner and to the extent which is in accordance with reasonable commercial and prudent business practice having regard to the nature of the business and assets of that Group Member (including all insurance required by applicable law).

19.15	Environmental Laws

Each Obligor shall (and the Company shall ensure that each Group Member will) comply in all respects with all Environmental Laws to which it may be subject, if failure so to comply would have or be reasonably likely to have a Material Adverse Effect and other than any non-compliance which is of a minor or technical nature.

19.16	Restrictions on dealings

An Obligor must not (and the Company shall ensure that each Group Member does not):

(a)	enter into any material agreement;

(b)	acquire or dispose of any material asset;

(c)	obtain or provide a material service;

(d)	obtain a right or incur a material obligation; or

(e)	implement any other material transaction,

with any person unless it does so on terms which are no less favourable to it than arm’s length terms.

19.17	Pari passu ranking

An Obligor must ensure that its payment obligations under the Surety Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

19.18	Native Title

Each Obligor shall ensure that:

(a)

no Group Member will agree to settle, or be party to or consent (where such consent is required) to a settlement, of any Land Claim, where such settlement, or the value of such settlement, is in excess of A$10,000,000 without the prior written consent of the Surety;

(b)	all Mining Tenements and Land Rights continue to be valid for the purposes of the Native Title Act 1993 (Cth);

(c)	it, and each other Group Member, complies in all material respects with all Aboriginal Heritage Laws as they apply to it, the Resources and/or its business (as applicable); and

(d)	it, and each other Group Member, will not enter into any registered indigenous land use agreements which might reasonably be likely to have a Material Adverse Effect.

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19.19	Tax consolidation

The Company will ensure that no Group Member enters into any tax sharing agreement or tax funding agreement with any party other than another Group Member.

19.20	Taxes

(a)

Each Obligor will (and the Company shall ensure that each Group Member will) pay all Taxes (other than Contested Taxes) payable by it when due where failure to do so would have, or could reasonably be expected to have, a Material Adverse Effect.

(b)	No Obligor may (and the Company shall ensure that no Group Member will) change its residence for Tax purposes.

19.21	Resource area rehabilitation and closure

Each Obligor will comply with Rehabilitation Laws, and will ensure that:

(a)

all surety, rehabilitation, financial assurance, letters of credit, and similar bonds required to be maintained by any Group Member under any Rehabilitation Law, or any provisions of any security issued by such Group Member under any Rehabilitation Law:

(i)	are in full force and effect; and

(ii)	are for at least the amounts required by such Rehabilitation Law; and

(b)

all financial contributions to any state or scheme fund which provide a source of funds for rehabilitation of areas on which mining operations are conducted in Queensland by any Group Member will be made in accordance with the Queensland Financial Provisioning Scheme, in each case, where failure to do so would have, or could reasonably be expected to have a Material Adverse Effect.

19.22	Anti-Financial Crime (AFC) compliance

(a)

Without limitation to clause 19.22(b) to 19.22(e), each Obligor shall comply in all respects with all AFC Laws to which it may be subject where failure to do so might reasonably be expected to have, a Material Adverse Effect.

(b)	No Obligor shall directly or indirectly use the proceeds of the Facility for any purposes which would breach any AFC Laws to which it may be subject.

(c)	Each Obligor shall:

(i)	conduct its businesses in compliance with applicable AFC Laws where failure to do so might reasonably be expected to have, a Material Adverse Effect; and

(ii)	maintain policies and procedures designed to promote and achieve compliance with applicable AFC Laws.

(d)

No Obligor shall, and no Obligor may permit or authorise any other person to, directly or indirectly, use, lend, make payments of, contribute or otherwise make available, all or any part of the proceeds of any loan or other transaction(s) contemplated by any Surety Documents to fund any trade, business or other activities:

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(i)	involving or for the benefit of any Sanction Target; or

(ii)

in any other manner that would reasonably be expected to result in the Company or any other Party being in breach of any Sanctions (if and to the extent applicable to either of them) or becoming a Sanction Target.

(e)

In connection with the transactions contemplated by the Surety Documents, no Obligor shall directly or indirectly authorise, offer, promise or make payments of anything of value, including but not limited to cash, cheques, wire transfers, tangible and intangible gifts, favours, services, and those entertainment and travel expenses that go beyond what is reasonable and customary and of modest value to:

(i)	an executive, official, employee or agent of a governmental department, agency or instrumentality;

(ii)	a director, officer, employee or agent of a wholly or partially government-owned or controlled company or business;

(iii)	a political party or official thereof, or candidate for political office;

(iv)	a foreign public official; or

(v)	any other person,

while knowing or having a reasonable belief that all or some portion will be used for the purpose of:

(A)	influencing any act, decision or failure to act by any such person in his or her official capacity;

(B)	inducing any such person to use his or her influence with a government or instrumentality to affect any act or decision of such government or entity; or

(C)	securing an unlawful advantage,

in order to obtain, retain or direct business.

19.23	Most favoured Nation

(a)	Each Obligor undertakes that no financial institution under a Permitted Surety Facility:

(i)	will have the benefit of a Relevant Provision which:

(A)	the Surety does not have the benefit of under this Agreement or another Surety Document; or

(B)	that is on terms more favourable to that financial institution than the provisions of this Agreement or another Surety Document are to the Surety; or

(ii)	will be provided (or otherwise take, accept or receive the benefit of) any Security Interest or Support Obligation from any Group Member in support of the Permitted Surety Facility,

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(More	Favourable Relevant Provision) unless:

(iii)

within five Business Days of the date of execution of that Permitted Surety Facility, the Company has provided a notice to the Surety specifying the More Favourable Relevant Provisions and the terms to which the Surety is entitled; and

(iv)

within 20 Business Days after the financial institution under the Permitted Surety Facility first has the benefit of the More Favourable Relevant Provision, the parties to this Agreement have (at the cost and expense of the Obligors):

(A)	entered into an amendment or variation deed to amend this Agreement and/or any other Surety Document; and

(B)	entered into any Security Interest and/or Support Obligation,

as may be necessary (the Amended Surety Documents) so that the Surety receives the full benefit of the More Favourable Relevant Provision.

(b)

Each Obligor undertakes that with effect from the date that the financial institution under the Permitted Surety Facility first has the benefit of the More Favourable Relevant Provision until the date on which the Surety receives the benefit of the more favourable terms under the Amended Surety Documents:

(i)

each Obligor will comply with the More Favourable Relevant Provision as if it were a provision of this Agreement, or such other Surety Document as may be necessary so that the Surety receives the benefit of the More Favourable Relevant Provision; and

(ii)	the More Favourable Relevant Provision is deemed to be incorporated in this or such other Surety Document as may be necessary so that the Surety receives the benefit of the more favourable terms.

19.24	Financial undertakings

(a)

The Company undertakes to ensure that the aggregate Tangible Net Worth of the Group (on a consolidated basis) will not be less than 1.5:1 of the aggregate drawn amount of Financial Indebtedness of the Group (on a consolidated basis) under the Permitted Surety Facilities on each Calculation Date. By way of example, if the aggregate drawn amount of Financial Indebtedness of the Group under the Permitted Surety Facilities is A$800,000,000, the Tangible Net Worth of the Group must not be less than A$1,200,000,000.

(b)	In this clause 19.24, the following definitions apply:

(i)	Calculation Date means each 31 March, 30 June, 30 September and 31 December (each a Quarterly Calculation Date).

(ii)	Tangible Net Worth means, in respect of the Group (on a consolidated basis) at any time, (and so that no amount is included or excluded more than once) the aggregate of:

(A)	the share capital and reserves of the Group; and

(B)	the amount of subordinated loans to a Group Member from any person who is not a Group Member (where already drawn and on subordination terms acceptable to the Surety),

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but reduced for:

(C)	any amount shown in respect of goodwill (including goodwill arising only on consolidation) or deferred tax of a Group Member; and

(D)	any amount in respect of any loan from a Group Member to any entity which is not a Group Member.

(c)	The Company may remedy a breach of the financial undertaking in clause 19.24(a) by:

(i)

a permanent reduction of the Aggregate Outstanding Liability Amount (and where there is another Permitted Surety Facility, all ‘aggregate outstanding liability amounts’ (or the equivalent) under all Permitted Surety Facilities, including this Facility, on a pari-passu basis); or

(ii)

a Holding Company of a Company re-capitalising a Company by a cash subscription for shares in the Company, a conversion of Financial Indebtedness of a Company to equity or subordinated loan to the Company on terms acceptable to the Surety, which results in the satisfaction of the financial undertaking in clause 19.24(a) within 90 days of the earlier of:

(iii)	the Surety giving notice to the Company of the failure to satisfy; and

(iv)	the date the Compliance Certificate is delivered which shows (or was required to be delivered showing) a failure to satisfy.

(d)	The Company’s rights in clause 19.24(c) may not be exercised on consecutive Calculation Dates or more than five times during the term of the Facility.

19.25	Bank Accounts

The Company undertakes to use reasonable endeavours to procure that a Bank Account Control Deed (on terms consistent with the Bank Account Control Deeds entered into on or about the date of this Agreement, or such other terms satisfactory to the Surety acting reasonably) is entered into with the relevant account bank in respect of each Bank Account opened after the date of this Agreement. The parties acknowledge that ‘reasonable endeavours’ may include opening the Bank Account with another account bank (including an account bank that has previously agreed to enter into the Bank Account Control Deeds for the purpose of this Agreement).

20	Review Events

20.1	Review Event

It is a Review Event if a Change of Control occurs.

20.2	Consequences of a Review Event

(a)	If a Review Event occurs and is continuing:

(i)	the Company must promptly notify the Surety upon becoming aware of the Review Event; and

(ii)	the Company must enter into negotiations with the Surety in good faith for no more than 60 days to agree on actions to be taken by the Company or

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amendments to be made to the relevant Surety Documents, to remedy or overcome the effects of the Review Event. If an agreement is not reached, the Surety may declare a mandatory prepayment requiring prepayment of the Secured Moneys to the Surety on not less than 90 days’ notice.

(b)	The Obligors must repay the relevant Secured Moneys on the date specified in the relevant notice under clause 20.2(a)(ii).

21	Events of Default

21.1	Events of Default

It is an Event of Default for the purposes of a Surety Document if:

(a)	non-payment: an Obligor does not pay on the due date any amount payable pursuant to a Surety Document at the place and in the currency in which it is expressed to be payable unless:

(i)	its failure to pay is caused by administrative or technical error beyond the control of the Company; and

(ii)	payment is made within three Business Days of its due date;

(b)	financial covenants: subject to clause 19.24(c), any requirement of clause 19.24 (Financial undertakings) is not satisfied

(c)	other obligations:

(i)

an Obligor does not comply with any provision of the Surety Documents (other than those referred to in clause 21.1(a) or clause 21.1(b)) or with any condition of any waiver or consent by the Surety under or in connection with any Surety Document;

(ii)	no Event of Default under clause 21.1(c)(i) will occur if the failure to comply is capable of remedy and is remedied within 15 Business Days of the earlier of:

(A)	the Surety giving notice to the Company of the failure to comply; and

(B)	the Company becoming aware of the failure to comply;

(d)	cross default:

(i)	any Financial Indebtedness of any Obligor is not paid when due nor within any originally applicable grace period;

(ii)	any Financial Indebtedness of any Obligor is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default or review event (however described);

(iii)	any commitment for any Financial Indebtedness of any Obligor is cancelled or suspended by a creditor of any Obligor as a result of an event of default or review event (however described); and

(iv)

any creditor of any Obligor becomes entitled to declare any Financial Indebtedness of any Obligor due and payable prior to its specified maturity as a result of an event of default or review event (however described),

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(v)

no Event of Default will occur under this clause 21.1(d) (except in respect of any Financial Indebtedness incurred in connection with paragraph (a) of the definition of Permitted Financial Indebtedness) if the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within clauses 21.1(d)(i) to 21.1(d)(iv) is less than USD 75,000,000 (or its equivalent in any other currency or currencies);

(e)	cross default – Permitted Surety Facility: any event of default (howsoever described) is subsisting under a Permitted Surety Facility;

(f)	misrepresentation:

(i)

any representation or statement made or deemed to be made by an Obligor in the Surety Documents or any other document delivered by or on behalf of any Obligor under or in connection with any Surety Document is or proves to have been incorrect or misleading in any material respect when made or deemed to be made;

(ii)

no Event of Default under clause 21.1(f)(i) will occur in relation to a representation deemed to be made under the Surety Documents after the Effective Date being incorrect or misleading if it is capable of remedy and the circumstances giving rise to it are remedied within 15 Business Days of the Surety giving notice to the Company, or the Company becoming aware of it, whichever is first;

(g)	insolvency:

(i)	an Obligor:

(A)	is or is presumed or deemed to be unable or admits inability to pay its debts as they fall due;

(B)	suspends making payments on any of its debts; or

(C)	by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness.

(ii)	a moratorium is declared in respect of any indebtedness of any Obligor;

(h)	insolvency proceedings: any corporate action, legal proceedings or other procedure or step is taken in relation to:

(i)

the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any Obligor other than a solvent liquidation or reorganisation except an application made to a court for the purpose of winding up such a person which is disputed by an Obligor acting diligently and in good faith and dismissed within ten Business Days;

(ii)	a composition, compromise, assignment or arrangement with any creditor of any Obligor;

(iii)

the appointment of a liquidator (other than in respect of a solvent liquidation of an Obligor), receiver, administrative receiver, administrator, compulsory manager or other similar officer in respect of any Obligor or any of its assets except on application made to a court for the purpose of appointing such a person which is disputed by an Obligor acting diligently and in good faith and dismissed within ten Business Days; or

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(iv)	enforcement of any Security Interest over any material assets of any Obligor,

or any analogous procedure or step is taken in any jurisdiction;

(i)

creditors’ process: any expropriation, attachment, sequestration, distress or execution affects any asset or assets of an Obligor having an aggregate value of USD 75,000,000 (or its equivalent in any other currency or currencies);

(j)	unlawfulness: it is or becomes unlawful for an Obligor to perform any of its obligations under the Surety Documents;

(k)	repudiation: an Obligor repudiates a Surety Document or evidences an intention to rescind or repudiate a Surety Document;

(l)

vitiation of Surety Documents: a provision of a Surety Document is or becomes or is claimed by a party other than the Surety to be wholly or partly invalid, void, voidable or unenforceable in any material respect;

(m)

compulsory acquisition: all or substantially all of the assets of any Obligor are resumed or compulsorily acquired by, or by order of, a Governmental Agency or under law and reasonable compensation has not been paid by, or by order of, the Governmental Agency;

(n)

ceasing business: an Obligor ceases to carry on its business as it is being conducted, except as a result of a Permitted Disposal, the result of which has or is reasonably likely to have a Material Adverse Effect; and

(o)	Material adverse change: an event or circumstance, or series of events of circumstances taken together, occurs which has or is reasonably likely to have a Material Adverse Effect.

21.2	Acceleration

(a)	On and at any time after the occurrence of an Event of Default which is continuing the Surety may:

(i)	by notice to the Company:

(A)

declare all or any part of the Secured Moneys (referrable to any one or more Obligors) immediately due and payable by the Obligors or payable on demand (including by declaring cash cover is due and payable or due and payable on demand by the Surety, in each case for the Aggregate Outstanding Liability Amounts for all Surety Bonds at that time or any part of that amount) or sue the Obligors for the Secured Money; and/or

(B)	cancel the Available Facility or any part of it;

(ii)	exercise any or all of its rights, remedies, powers or discretions under the Surety Documents; and / or

(iii)	enforce any Transaction Security.

(b)	The Company and each other Obligor must immediately repay the Secured Moneys contemplated by clause 21.2(a).

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SECTION 8

CHANGES TO PARTIES

22	Changes to the Surety

22.1	Assignments and novations by the Surety

Subject to this clause 22 (Changes to the Surety), the Surety (the Existing Surety) may:

(a)	assign any of its rights; or

(b)	novate any of its rights and obligations,

under the Surety Documents to another insurance company, bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, surety bonds or other financial assets (the New Surety), provided that (unless the assignment or novation is made while an Event of Default is subsisting):

(i)	there will be only one Surety after doing so; and

(ii)	the New Surety must satisfy the requirements of the Queensland Financial Provisioning Scheme (and any regulations thereunder) or equivalent arrangements in other jurisdictions,

provided that, in all circumstances other than while the assignment or novation is made while an Event of Default is subsisting, the New Surety:

(iii)	is a “resident of Australia” within the meaning of section 6 of the Income Tax Assessment Act 1936 (Cth); or

(iv)	enters into Surety Documents in the name of, and in the course of carrying on business through, a principal office or branch in Australia.

22.2	Conditions of assignment or novation

(a)	The consent of the Company is required for an assignment or novation by an Existing Surety, unless the assignment or novation is:

(i)	to an Affiliate of the Surety;

(ii)	to a reinsurer or participant where the Surety remains principally liable under the Surety Documents as ‘lender of record’; and

(iii)	made at a time when an Event of Default is continuing.

(b)

The consent of the Company to an assignment or novation must not be unreasonably withheld or delayed or subject to unreasonable conditions, provided the Company may, in circumstances where its consent is required, withhold its consent in its absolute discretion if:

(i)	the proposed assignee or transferee is a person with a rating by Standard & Poor’s of less than BBB+ or by Moody’s of less than Baa1; or

(ii)

the proposed assignee or transferee is a vulture fund, hedge fund, distressed debt fund, special situations fund or similar fund or investor, or the relevant division or team within a bank which principally invests in distressed debt, special situations or similar areas, or a competitor of the Group.

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(c)	The Company will be deemed to have given its consent ten Business Days after the Existing Surety has requested it unless consent is expressly refused by the Company within that time.

22.3	Limitation of responsibility of Existing Surety

(a)	Unless expressly agreed to the contrary, an Existing Surety makes no representation or warranty and assumes no responsibility to a New Surety for:

(i)	the legality, validity, effectiveness, adequacy or enforceability of the Surety Documents or any other documents;

(ii)	the financial condition of any Obligor or any other person;

(iii)	the performance and observance by any Obligor or any other person of its obligations under the Surety Documents or any other documents; or

(iv)	the accuracy of any statements (whether written or oral) made in or in connection with any Surety Document or any other document,

and any representations or warranties implied by law are excluded.

(b)	Each New Surety confirms to the Existing Surety that it:

(i)

has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities and any other person in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Surety in connection with any Surety Document; and

(ii)

will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities and any other person whilst any amount is or may be outstanding under the Surety Documents or the Facility is in force.

(c)	Nothing in any Surety Document obliges an Existing Surety to:

(i)	accept a novation or re-assignment from a New Surety of any of the rights and obligations assigned or novated under this clause 22 (Changes to the Surety); or

(ii)	support any losses directly or indirectly incurred by the New Surety by reason of the non-performance by any Obligor or any other person of its obligations under the Surety Documents or otherwise.

23	Changes to the Obligors

23.1	Assignments and novation by Obligors

No Obligor may assign any of its rights or novate any of its rights or obligations under the Surety Documents without the prior written consent of the Surety.

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23.2	Additional Obligor

(a)	Any Group Member may become an Obligor under this Agreement, by delivering to the Surety:

(i)	a Guarantor Accession Deed Poll executed by that Obligor;

(ii)	a general security deed in favour of the Surety substantially in the form as the General Security Deed; and

(iii)	each of the following (as applicable):

(A)

subject to the terms of any intercreditor arrangement the Surety is party to, any Title Documents or other documents required to register and perfect the Security Interests created by the general security deed referred to in clause 23.2(a)(ii);

(B)	a legal opinion addressed to the Surety with respect to the documents referred to in clauses 23.2(a)(i) and 23.2(a)(ii) in form and substance satisfactory to the Surety;

(C)	a Verification Certificate in respect of that Obligor;

(D)	any documents or information requested by the Surety in order to satisfy its ‘know your customer’ requirements;

(E)	a certified copy of the share register of the acceding company, evidencing that the shares issued by it are the subject of the relevant Security Interest;

(F)	the original share certificates and signed blank share transfer forms (executed by the relevant Obligor) in respect of the entire share capital issued by the acceding company; and

(G)

a certified copy of the constitution of the acceding company which constitution should provide that its directors must register any transfer executed in consequence of the enforcement of the Security Interest.

(b)

Each general security deed granted by a member of the Group pursuant to clause 23.2 will for the avoidance of doubt, not create a Security Interest in respect of any Excluded Assets of the relevant Security Provider.

23.3	Resignation of Guarantor

(a)	The Company may request that a Guarantor (other than the Company) ceases to be a Guarantor by delivering to the Surety a Resignation Letter.

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(b)

The Surety may accept a Resignation Letter and notify the Company of its acceptance in the Surety’s absolute discretion. The Surety is not required to give any reason for not accepting a Resignation Letter.

SECTION 9

ADMINISTRATION

24	Payment Account

The Surety must, at the same time it makes any demand on the Company to pay any amount under this Agreement or at the same time it gives notice to the Company requiring it to pay any amount under this Agreement, specify in writing the relevant account name, account number, BSB number and the name of the authorised deposit taking institution of the account into which payment should be made (Payment Account). The Payment Account may be selected by the Surety in its absolute discretion.

25	Set-Off by Surety

(a)

If an Event of Default is continuing the Surety may, but need not, set off any matured obligation due from an Obligor under the Surety Documents (to the extent beneficially owned by the Surety) against any matured obligation owed by the Surety to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Surety may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

(b)	The Surety may apply (by set-off or otherwise) any cash cover held by it in respect a Surety Bond towards satisfaction of any amount owing by the Obligor to the Surety in respect of the Surety Bond.

26	No Set-Off by Obligors

All payments to be made by an Obligor under the Surety Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

27	No merger of security

Nothing in any Surety Document merges, extinguishes, postpones, lessens or otherwise prejudicially affects:

(a)	any Security Interest in favour of the Surety at any time;

(b)	any indemnity in favour of the Surety contained in a Surety Document; or

(c)	any Power which the Surety may have against the Obligors or any other person at any time.

No other Security Interest which the Surety has the benefit of in any way prejudicially affects any Power.

28	Conflict

Where any right, power, authority, discretion or remedy of the Surety under a Surety Document is inconsistent with the powers conferred by applicable law then, to the extent not prohibited by that law, those conferred by applicable law are regarded as negatived or varied to the extent of the inconsistency.

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29	Principal obligations

This Agreement is:

(a)	a principal obligation and is not ancillary or collateral to any other agreement or other obligation however created; and

(b)	independent of, and unaffected by any other agreement or other obligation however created which the Surety may hold at any time in respect of its Secured Moneys.

30	Exclusion of moratorium

To the extent not excluded by law, a provision of any legislation which at any time directly or indirectly:

(a)	lessens or otherwise varies or affects in favour of the Obligors any obligations under a Surety Document; or

(b)	stays, postpones or otherwise prevents or prejudicially affects the exercise by the Surety of any Power,

is negatived and excluded from the Surety Documents and all relief and protection conferred on the Obligors by or under that legislation is also negatived and excluded.

31	Consents

(a)

Whenever the doing of any thing by an Obligor is dependent on the consent of the Surety, the Surety may withhold its consent or give it conditionally or unconditionally in its absolute discretion, unless expressly stated otherwise in a Surety Document.

(b)	Any conditions imposed on an Obligor by the Surety under clause 31(a) must be complied with by the Obligor.

32	Non-avoidance

If any payment by an Obligor to the Surety is avoided for any reason including any legal limitation, disability or incapacity of or affecting the Obligor or any other thing, and whether or not:

(a)	any transaction relating to the Secured Moneys was illegal, void or substantially avoided; or

(b)	any thing was or ought to have been within the knowledge of the Surety,

the Obligor:

(c)	as an additional, separate and independent obligation, indemnifies the Surety against that avoided payment; and

(d)	acknowledges that any liability of the Obligor under the Surety Documents and any right or remedy of the Surety under the Surety Documents is the same as if that payment had not been made.

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33	No reliance or other obligations and risk assumption

Each Obligor acknowledges and confirms that:

(a)	it has not entered into any Surety Document in reliance on any representation, warranty, promise or statement made by or on behalf of the Surety; and

(b)	in respect of the transactions evidenced by the Surety Document, the Surety has no obligations other than those expressly set out in the Surety Document.

34	Exclusion of legislation

34.1	Exclusion of PPSA provisions

Without limiting clause 30, where the Surety has a security interest (as defined in the PPSA) under any Surety Document, to the extent the law permits:

(a)	for the purposes of sections 115(1) and 115(7) of the PPSA:

(i)	the Surety needs not comply with sections 95, 118, 121(4), 125, 130, 132(3)(d) or 132(4) of the PPSA; and

(ii)	sections 142 and 143 of the PPSA are excluded;

(b)	for the purposes of section 115(7) of the PPSA, the Surety need not comply with sections 132 and 137(3);

(c)	each Obligor waives its right to receive from the Surety any notice required under the PPSA (including a notice of a verification statement); and

(d)

if the Surety exercises a right, power or remedy in connection with the security interest, that exercise is taken not to be an exercise of a right, power or remedy under the PPSA unless the Surety states otherwise at the time of exercise. However, this clause 34 does not apply to a right, power or remedy which can only be exercised under the PPSA.

This does not affect any rights a person has or would have other than by reason of the PPSA and applies despite any other clause in any Surety Document.

34.2	No notice required unless mandatory

(a)	To the extent the law permits, each Obligor waives:

(i)	its rights to receive any notice that is required by:

(A)	any provision of the PPSA (including a notice of a verification statement); or

(B)	any other law before a secured party or receiver exercises a right, power or remedy; and

(ii)	any time period that must otherwise lapse under any law before a secured party or a receiver exercises a right, power or remedy.

(b)	Nothing in this clause 34.2 prohibits the Surety or any receiver from giving a notice under the PPSA or any other law.

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34.3	Further assurances

Whenever the Surety reasonably requests an Obligor to do anything:

(a)

to ensure any Surety Document (or any security interest (as defined in the PPSA) or other Security Interest under any Surety Document) is fully effective, enforceable and perfected with the contemplated priority;

(b)	for more satisfactorily assuring or securing to the Surety the property the subject of any such security interest in a manner consistent with the Surety Documents; or

(c)	for aiding the exercise of any power in any Surety Document,

the Obligor shall do it promptly at its own cost. This may include obtaining consents, signing documents, getting documents completed and signed and supplying information, delivering documents and evidence of title and executed blank transfers, or otherwise giving possession or control with respect to any property the subject of any Security Interest.

35	Notices

35.1	Communications in writing

Any communication or document to be made or delivered under or in connection with this Agreement:

(a)	must be in writing; and

(b)	in the case of a notice by an Obligor, must be signed by an Authorised Officer of the sender (directly), subject to clause 35.4 (Email communication) and clause 35.5 (Reliance); and

(c)	unless otherwise stated, may be made or delivered by letter, by email or personally delivered.

35.2	Addresses

The address and email address (and the department or officer, if any, for whose attention the communication is to be made) of each party for any communication or document to be made or delivered under or in connection with this Agreement is:

(a)	in the case of any Obligor, that specified in the Parties section of this Agreement or notified in writing to the Surety on or prior to the date on which it becomes an Obligor; and

(b)	in the case of the Surety, that specified in Parties section of this Agreement,

or any substitute address, email address or department or officer as the party may notify to the Surety or the Surety may notify to the Company if a change is made by the Surety by not less than five Business Days’ notice.

35.3	Delivery

(a)	Any communication or document to be made or delivered by one party to another under or in connection with this Agreement will be taken to be effective or delivered:

(i)	in the case of a notice to the Surety of a Default, if sent as an attachment to an email, when the attachment is actually opened by the recipient party; and

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(ii)	in all other cases, the earlier of the following to occur:

(A)

if by way of letter or any physical communication, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address; or

(B)	if by way of email, as specified in clause 35.4 (Email communication),

and, in the case of a communication, if a particular department or officer is specified as part of its address details provided under clause 35.2 (Addresses), if addressed to that department or officer.

(b)	Any communication or document made or delivered to the Company in accordance with this clause 35 will be deemed to have been made or delivered to each of the Obligors.

(c)	Notwithstanding any other provision of this Agreement, email or communication through a secured website may not be used to make a demand for payment.

35.4	Email communication

(a)	Any communication or document under or in connection with this Agreement may be made by or attached to an email and will be effective or delivered only:

(i)	on the first to occur of the following:

(A)

when it is dispatched by the sender to each of the relevant email addresses specified by the recipient, unless for each of the addresses, the sender receives an automatic notification that the e-mail has not been received (other than an out of office greeting for the named addressee) and it receives the notification before two hours after the last to occur (for all addresses) of:

(1)	dispatch if in business hours in the city of the address; or

(2)	if not, the next opening of business in such city;

(B)	the sender receiving a message from the intended recipient’s information system confirming delivery of the email; and

(C)	the email being available to be read at one of the email addresses specified by the sender; and

(ii)	the email is in an appropriate and commonly used format, and any attached file is a pdf, jpeg, tiff or other appropriate and commonly used format.

(b)	In relation to an email with attached files:

(i)	if the attached files are more than 10 MB in total, then:

(A)	at the time of dispatch the giver of the e-mail must send a separate email without attachments notifying the recipient of the dispatch of the email; and

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(B)

if the recipient notifies the sender that it did not receive the email with attached files, and the maximum size that is able to receive under its firewalls, then the sender shall promptly send to the recipient the attached files in a manner that can be received by the recipient;

(ii)

if the recipient of the email notifies the sender that it is unable to read the format of an attached file or that an attached file is corrupted, specifying appropriate and commonly used formats that it is able to read, the sender must promptly send to the recipient the file in one of those formats or send the attachment in some other manner; and

(iii)	if within two hours of:

(A)	dispatch of the email if in business hours in the city of the recipient; or

(B)	if not, the next opening of business in the city of the recipient,

the recipient notifies the sender as provided in clause 35.4(b)(i)(B) or 35.4(b)(ii), then the relevant attached files will be taken not to have been received until the sender complies with that clause.

(c)	An email which is a covering email for a notice signed by the Obligor’s Authorised Officer does not itself need to be signed by an Authorised Officer.

35.5	Reliance

(a)

Any communication or document sent under this clause 35 can be relied on by the recipient if the recipient reasonably believes it to be genuine and (if such a signature is required under clause 35.1(b)) it bears what appears to be the signature of an Authorised Officer of the sender (without the need for further enquiry or confirmation).

(b)	Each party must take reasonable care to ensure that no forged, false or unauthorised notices are sent to another party.

35.6	English language

(a)	Any notice or other communication given under or in connection with this Agreement must be in English.

(b)	All other documents provided under or in connection with this Agreement must be:

(i)	in English; or

(ii)

if not in English, and if so required by the Surety, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

36	Calculations And Certificates

36.1	Accounts

In any litigation or arbitration proceedings arising out of or in connection with a Surety Document, the entries made in the accounts maintained by the Surety are prima facie evidence of the matters to which they relate.

36.2	Certificates and Determinations

Any certification or determination by a Surety of a rate or amount under any Surety Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

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36.3	Day count convention

Any interest, commission or fee accruing under a Surety Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 365 days.

36.4	Settlement conditional

If any payment, receipt or other transaction to or in favour of the Surety has the effect of releasing or discharging:

(a)	an Obligor from its obligations under any Surety Document; or

(b)	any assets of an Obligor from a Security,

and:

(c)

that payment, receipt or other transaction is subsequently claimed by any person to be void, voidable or capable of being set aside for any reason (including under any law relating to insolvency, sequestration, liquidation, winding up or bankruptcy and any provision of any agreement, arrangement or scheme, formal or informal, relating to the administration of any of the assets of any person); and

(d)	that claim is upheld or is conceded or compromised by the Surety,

then:

(i)	the Surety will immediately become entitled against that Obligor to all rights (including under any Surety Document) as it had immediately before that release or discharge; and

(ii)	that Obligor must, to the extent permitted by law:

(A)	immediately do all things and execute all documents as the Surety may, acting reasonably, require to restore to the Surety all those rights; and

(B)

indemnify the Surety against all costs and losses suffered or incurred by it in or in connection with any negotiations or proceedings relating to the claim or as a result of the upholding, concession or compromise of the claim.

37	Amendments and Waivers

37.1	Required consents

Any term of this Agreement may be amended or waived only with the consent of the Surety and the Obligors and any such amendment or waiver will be binding on all Parties.

38	Instructions and Decisions

38.1	Transferees bound

A consent, approval, waiver, amendment or other decision by the Surety binds the Surety’s assigns and successors unless revoked under clause 38.2 (Limitations on revocation).

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38.2	Limitations on revocation

Any instructions, consent, approval, waiver, amendment or other decision by the Surety may be revoked only by the Surety, and may not be revoked if the decision has been acted upon.

39	Confidential information

(a)

Subject to clauses 39(b) and 39(c), the Surety must not disclose to any person any documents (including a Surety Document) or records of, or information about, a Surety Document, or the assets, business or affairs of the Obligors or the Group otherwise than for the purposes of its Surety Documents.

(b)	Clause 39(a) shall not apply to information, reports or documents which are in the public domain.

(c)	The Surety shall be entitled to disclose any such information, reports or documents of the kind described in clause 39(a):

(i)

in any actual or threatened legal proceeding arising out of or in connection with the Surety Documents or otherwise in connection with the enforcement of its rights under the Surety Documents (including, without limitation, in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes (except this clause does not permit the disclosure of any information under section 275(4) of the PPSA unless section 275(7) of the PPSA applies);

(ii)

if required to do so pursuant to a binding order of any Governmental Agency or pursuant to any procedure for discovery or similar procedures in any legal or administrative proceedings in or before any Governmental Agency;

(iii)

pursuant to any law or regulation (other than under section 275 of the PPSA to the extent that disclosure would not be required under that section if the disclosure would breach a duty of confidence, or unless section 275(7) of the PPSA applies) or administrative guideline or policy not having the force of law (including but not limited to the rules of any recognised stock exchange) but with which it is as a matter of accepted prudent banking practice necessary for the Surety to comply, or otherwise to any person to whom information is required or requested to be disclosed by any court or tribunal of competent jurisdiction or any governmental, banking taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation (other than under section 275 of the PPSA to the extent that disclosure would not be required under that section if the disclosure would breach a duty of confidence, or unless section 275(7) of the PPSA applies);

(iv)

to its head office, any of its Related Bodies Corporate or branches and any of its or their, officers, directors, employees, partners, delegates, agents, managers, administrators, nominees, attorneys, trustees, custodians, credit rating agencies, insurers, auditors and professional advisers and consultants, in which case it shall ensure that any such person does not make any further disclosures except as permitted by this clause;

(v)

in connection with an actual or proposed assignment, novation, participation, sub-participation or securitisation which is otherwise permitted under the Surety Documents, and where the disclosure is made on the basis that the recipient of the information will comply with this clause 39 in the same way the Surety is required to do;

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(vi)	to any person who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in clause 39(c)(iv) or 39(c)(v);

(vii)	to any person to whom or for whose benefit the Surety charges, assigns or otherwise creates a Security Interest (or may do so) in accordance with the Surety Documents;

(viii)

to a financial institution that is (or is to become or is understood to be) a provider of a Permitted Surety Facility, to the extent necessary to implement any necessary pari-passu (or other intercreditor) documentation or for the implementation of a Surety Document; or

(ix)	otherwise with the prior written consent of the relevant Obligor (such consent not to be unreasonably withheld).

(d)	The obligations in this clause are continuing and, in particular, shall survive and remain binding on the Surety for a period of twelve months from the earlier of:

(i)

the date on which all amounts payable by the Obligors under or in connection with this Agreement have been paid in full and all Facility Limits have been cancelled or otherwise cease to be available; and

(ii)	the date on which the Surety otherwise ceases to be a Surety.

40	Counterparts

(a)	Each Surety Document may be executed in any number of counterparts. All counterparts, taken together, constitute one instrument.

(b)	Subject to applicable law, a counterpart may be signed electronically and may be in hard copy or electronic form.

SECTION 10

GENERAL

41	Governing Law

This Agreement is governed by New South Wales law.

42	Enforcement

42.1	Jurisdiction

(a)

The courts having jurisdiction in New South Wales have non-exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute relating to the existence, validity or termination of this Agreement) or any non-contractual obligation arising out of or in connection with this Agreement (a Dispute).

(b)	The Parties agree that those courts are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

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42.2	Service of process

(a)	Without prejudice to any other mode of service allowed under any relevant law, each Obligor (other than an Obligor incorporated in Australia):

(i)

irrevocably appoints the Company as its agent for service of process in Australia in relation to any proceedings in connection with any Surety Document or any non-contractual obligation arising out of or in connection with any Surety Document; and

(ii)	agrees that failure by a process agent to notify the relevant Obligor of the process will not invalidate the proceedings concerned.

(b)	The Company accepts its appointment as agent for service of process under this clause 42.2.

(c)

If any person appointed as agent for service of process is unable to act as such, the Company (on behalf of all Obligors) must appoint another agent on terms acceptable to the Surety. Otherwise the Surety may appoint another agent for this purpose.

43	Prohibition and enforceability

(a)

Any provision of, or the application of any provision of, a Surety Document or any Power which is prohibited in any jurisdiction is, in that jurisdiction, ineffective only to the extent of that prohibition.

(b)

Any provision of, or the application of any provision of, a Surety Document which is void, illegal or unenforceable in any jurisdiction does not affect the validity, legality or enforceability of that provision in any other jurisdiction or of the remaining provisions in that or any other jurisdiction.

44	Waivers

(a)

Waiver of any right arising from a breach of any Surety Document or of any Power arising upon default under a Surety Document or upon the occurrence of an Event of Default must be in writing and signed by the party granting the waiver.

(b)	A failure or delay in exercise, or partial exercise, of:

(i)	a right arising from a breach of a Surety Document or the occurrence of an Event of Default; or

(ii)	a Power created or arising upon default under a Surety Document or upon the occurrence of an Event of Default,

does not result in a waiver of that right or Power.

(c)

A party is not entitled to rely on a delay in the exercise or non-exercise of a right or Power arising from a breach of a Surety Document or on a default under a Surety Document or on the occurrence of an Event of Default as constituting a waiver of that right or Power.

(d)	A party may not rely on any conduct of another party as a defence to the exercise of a right or Power by that other party.

(e)	No waiver of a breach of a term of a Surety Document operates as a waiver of another breach of that term or a breach of any other term of any Surety Document.

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(f)	This clause may not itself be waived except by writing.

45	Cumulative rights

The Powers are cumulative and do not exclude any other right, power, authority, discretion or remedy of the Surety.

46	Attorneys

Each of the attorneys executing this Agreement states that the attorney has no notice of the revocation of the power of attorney appointing that attorney.

47	Obligor to bear cost

Any thing which must be done by an Obligor under any Surety Document, whether or not at the request of the Surety, must be done at the cost of the Obligor.

48	Indemnities

(a)

Each indemnity in each Surety Document is a continuing obligation, separate and independent from the other obligations of the parties, and survives termination, completion or expiration of the Surety Document.

(b)	It is not necessary for the Surety to incur any expense or to make any payment before enforcing a right of indemnity conferred by any Surety Document.

49	Binding on each signatory

Each Surety Document binds and is enforceable against each party despite:

(a)	any other person not executing a Surety Document or its execution being defective in any way; or

(b)	any obligation or liability of any other party under a Surety Document not being binding and enforceable against that party for any reason.

50	Further acts and documents

The Obligors must promptly do all further acts and execute and deliver all further documents (in form and content satisfactory to the Surety, acting reasonably, and at the entire cost of the Obligors) required by law or requested by the Surety, acting reasonably, to give effect to each Surety Document or to perfect the Powers afforded or created, or intended to be afforded or created, by any Surety Document.

51	Entire agreement

To the extent permitted by law, in relation to their subject matter, the Surety Documents:

(a)

embody the entire understanding of the parties to them or having the benefit of them (as applicable), and constitute the entire terms agreed by the parties to them or having the benefit of them (as applicable); and

(b)	supersede any prior written or other agreement of the parties.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

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Schedule 1 The Original Parties

Part 1 The Company

Name of Company	ABN
Peabody Australia Holdco Pty Ltd	61 154 820 130

Wilpinjong Coal Pty Ltd	87 104 594 694

Part 2 The Original Guarantors

Name of Original Guarantor	ABN
Peabody Australia Holdco Pty Ltd	61 154 820 130

Wilpinjong Coal Pty Ltd	87 104 594 694

Peabody CoalSales Pacific Pty Ltd	14 146 797 408

9 East Shipping Australia Pty Ltd	56 117 316 793

Peabody Energy Australia Pty Ltd	93 096 909 410

Peabody Energy Finance Pty Ltd	48 152 463 851

Peabody Metcoal Holdings Pty Ltd	29 682 260 493

Peabody SMC Pty Ltd	31 682 277 587

Peabody MNG Pty Ltd	62 682 278 904

Peabody Pastoral Holdings Pty Ltd	30 141 206 368

Centurion Coal Mining Pty Ltd	50 010 879 526

Peabody CHPP Pty Ltd	26 609 368 649

Peabody (Burton Coal) Pty Ltd	63 077 679 513

Peabody Energy Australia PCI Pty Ltd	40 096 001 955

Peabody Australia Mining Pty Ltd	18 002 818 699

Peabody Energy Australia Coal Pty Limited	61 001 401 663

Peabody (Kogan Creek) Pty Limited	13 010 562 580

North Goonyella Coal Mines Pty Ltd	20 010 912 526

Burton Coal Pty Ltd	96 064 159 977

Excel Equities International Pty Ltd	60 075 481 953

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Name of Original Guarantor	ABN

Millennium Coal Pty Ltd	21 089 566 021

Metropolitan Collieries Pty. Ltd.	91 003 135 635

Helensburgh Coal Pty Limited	49 086 463 452

Peabody Olive Downs Pty Ltd	18 096 140 377

Peabody Monto Coal Pty Ltd	32 098 393 072

Peabody Moorvale Pty Ltd	57 166 673 301

Peabody Energy Australia PCI Mine Management Pty Ltd	95 113 889 928

Peabody Energy Australia PCI Financing Pty Ltd	57 146 746 107

Peabody Energy Australia PCI Equipment Pty Ltd	67 080 410 359

Peabody Energy Australia PCI Rush Pty Ltd	31 128 817 461

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Schedule 2 Conditions Precedent

Part 1 Conditions Precedent to Initial Utilisation

1	Obligor

(a)	A Verification Certificate given by a director of each Obligor, with the attachments referred to in that form.

(b)

All documents and other evidence reasonably requested by the Surety in order for the Surety to carry out all necessary “know your customer” or other similar checks in relation to each Obligor and each of its Authorised Officers under all applicable laws and regulations where such information is not already available to the recipient.

2	Surety Documents

(a)	The following Surety Documents:

(i)	this Agreement;

(ii)	the General Security Deed;

(iii)	the Pari Passu Deed;

(iv)	the Real Property Mortgages; and

(v)	the Bank Account Control Deed in relation to those Bank Accounts listed in Schedule 8 held with National Australia Bank,

duly executed by each Obligor expressed to be party to them (and, in the case of the Bank Account Control Deed, National Australia Bank).

(b)

All share certificates and transfers and forms or equivalent in blank in each Obligor and Joint Venture Participant (other than the Company) have been provided to the Surety (other than to the extent the Surety is satisfied they are held by another financial institution under terms of an intercreditor arrangement).

3	Legal opinions

A legal opinion of DLA Piper Australia, legal advisers to the Surety, in relation to the Surety Documents substantially in the form distributed to the Surety prior to signing this Agreement.

4	Other documents and evidence

(a)	Copies of the most recent Original Financial Statements.

(b)	Evidence that the fees, costs and expenses then due from the Company pursuant to clause 10 (Fees) and clause 16 (Costs and Expenses) have been paid or will be paid on or before the Effective Date.

(c)	Results of searches, enquiries and requisitions in respect of each Obligor and the Secured Property.

(d)	Duly executed releases in registrable form (as applicable) in relation to all existing Security Interests that are not Permitted Security Interests.

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(e)	Evidence as necessary for any ‘verification of identity’ checks to be conducted on signatories of the Real Property Mortgages.

(f)	Registration of the Real Property Mortgages with the relevant land titles office.

(g)

Evidence of lodgement of the Mining Mortgage granted in connection with the Mining Tenements with the applicable Mining Authority (with such terms having the meaning that applies in the General Security Deed) (and it being acknowledged that evidence of registration of the Mining Mortgages is not required as a condition precedent).

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Part 2 Form of Verification Certificate

From:	[Company/Original Guarantor]

To:	[Surety]

[*****] (ABN [*****]) – Surety Bond Facility Agreement dated [*****] (the Agreement)

I am a director/We are directors of [Obligor] (Company) and am/are each authorised to execute this Certificate in the name of the Company.

I/We refer to the Agreement. Terms defined in the Agreement shall have the same meaning in this certificate unless given a different meaning in this certificate.

Attached are true, complete and up-to-date copies of the following:

1	The constitutional documents of the Company.

2	Extracts of minutes of a meeting of directors of the Company:

(a)

approving the terms of, and the transactions contemplated by, the Surety Documents to which it is expressed to be a party and resolving that it execute the Surety Documents to which it is expressed to be a party personally and in the case of the Original Guarantors, including a statement of corporate benefit;

(b)

authorising the execution of [each Surety Document to which it is expressed to be a party on its behalf/a power of attorney for execution of each Surety Document to which it is expressed to be a party]; and

(c)

authorising a specified person or persons, on its behalf, as Authorised Officer to sign or dispatch all documents and notices (including, if relevant, any Utilisation Request) to be signed and/or despatched by it under or in connection with the Surety Documents to which it is expressed to be a party.

3

Any power of attorney duly stamped and registered where necessary under which the Company executed any Surety Document to which it is expressed to be a party, executed under common seal or by two directors or a director and a secretary.

4	A specimen signature of each person authorised to give notices for the Company.

I/We confirm:

5	Each copy of document delivered under or in relation to clause 4.1 (Initial conditions precedent) of the Agreement is a true and accurate copy of the original document.

6	The Company is solvent. It is not prevented by Chapter 2E (or Part 5C.7) of the Corporations Act from entering into and performing any of the Surety Documents to which it is expressed to be a party.

7	The execution of the Surety Documents to which it is a party and the entry into and the giving of effect to the transactions contemplated by them will not breach Chapter 2J of the Corporations Act.

8	Borrowing or guaranteeing, as appropriate, the Facility Limit would not cause any borrowing, guaranteeing or similar limit binding on any Original Guarantor to be exceeded.

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Signature page

Executed as an agreement.

Company

Executed by: Peabody Australia Holdco Pty Ltd; and Wilpinjong Coal Pty Ltd; in accordance with section 127 of the Corporations Act 2001 (Cth):

/s/ Darren Ronald Yeates	/s/ Ferdinand Kruger
Signature of Director	Signature of Director~~/Secretary~~

Darren Ronald Yeates	Ferdinand Kruger
Name of Director	Name of Director~~/Secretary~~

Original Guarantors

Executed by: Peabody Energy Australia Pty Ltd; and Peabody Energy Australia Coal Pty Limited, in accordance with section 127 of the Corporations Act 2001 (Cth):

/s/ Darren Ronald Yeates	/s/ Ferdinand Kruger
Signature of Director	Signature of Director~~/Secretary~~

Darren Ronald Yeates	Ferdinand Kruger
Name of Director	Name of Director~~/Secretary~~

DLA Piper

Executed by: Peabody CoalSales Pacific Pty Ltd; and 9 East Shipping Australia Pty Ltd, in accordance with section 127 of the Corporations Act 2001 (Cth):

/s/ Malcolm James Roberts	/s/ Sean Kendall Allen
Signature of Director	Signature of Director~~/Secretary~~

Malcolm James Roberts	Sean Kendall Allen
Name of Director	Name of Director~~/Secretary~~

Executed by: Peabody Energy Finance Pty Ltd Peabody MNG Pty Ltd; and Peabody SMC Pty Ltd in accordance with section 127 of the Corporations Act 2001 (Cth):

/s/ Michael James Carter	/s/ Sean Kendall Allen
Signature of Director	Signature of Director~~/Secretary~~

Michael James Carter	Sean Kendall Allen
Name of Director	Name of Director~~/Secretary~~

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Executed by:

Peabody CHPP Pty Ltd;

Helensburgh Coal Pty Limited;

Peabody Moorvale Pty Ltd; and

Peabody Energy Australia PCI Mine Management Pty Ltd,

in accordance with section 127 of the

Corporations Act 2001 (Cth):

/s/ Andrew John Robertson	/s/ Elizabeth Mary Rakitovszky
Signature of Director	Signature of Director~~/Secretary~~

Andrew John Robertson	Elizabeth Mary Rakitovszky
Name of Director	Name of Director~~/Secretary~~

Executed by:

Peabody Energy Australia PCI Pty Ltd;

Peabody (Kogan Creek) Pty Limited;

Millennium Coal Pty Ltd;

Peabody Olive Downs Pty Ltd;

Peabody Monto Coal Pty Ltd; and

Peabody Energy Australia PCI Financing Pty Ltd,

in accordance with section 127 of the Corporations Act 2001 (Cth):

/s/ Miguel Eduardo Madrigal Lozano	/s/ Sean Kendall Allen
Signature of Director	Signature of Director~~/Secretary~~

Miguel Eduardo Madrigal Lozano	Sean Kendall Allen
Name of Director	Name of Director~~/Secretary~~

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Executed by Peabody Pastoral Holdings Pty Ltd in accordance with section 127 of the Corporations Act 2001 (Cth):

/s/ John Michael Anger	/s/ Michael James Carter
Signature of Director	Signature of Director~~/Secretary~~

John Michael Anger	Michael James Carter
Name of Director	Name of Director~~/Secretary~~

Executed by Centurion Coal Mining Pty Ltd in accordance with section 127 of the Corporations Act 2001 (Cth):

/s/ Miguel Eduardo Madrigal Lozano	/s/ Michael James Carter
Signature of Director	Signature of Director~~/Secretary~~

Miguel Eduardo Madrigal Lozano	Michael James Carter
Name of Director	Name of Director~~/Secretary~~

Executed by North Goonyella Coal Mines Pty Ltd in accordance with section 127 of the Corporations Act 2001 (Cth):

/s/ Elizabeth Mary Rakitovszky	/s/ Michael James Carter
Signature of Director	Signature of Director~~/Secretary~~

Elizabeth Mary Rakitovszky	Michael James Carter
Name of Director	Name of Director~~/Secretary~~

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Executed by Peabody (Burton Coal) Pty Ltd in accordance with section 127 of the Corporations Act 2001 (Cth):

/s/ Miguel Eduardo Madrigal Lozano	/s/ John Michael Anger
Signature of Director	Signature of Director~~/Secretary~~

Miguel Eduardo Madrigal Lozano	John Michael Anger
Name of Director	Name of Director~~/Secretary~~

Executed by Burton Coal Pty Ltd in accordance with section 127 of the Corporations Act 2001 (Cth):

/s/ Andrew John Robertson
Signature of Sole Director

Andrew John Robertson
Name of Sole Director

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Executed by Peabody Australia Mining Pty Ltd in accordance with section 127 of the Corporations Act 2001 (Cth):

/s/ Michael James Carter	/s/ Ferdinand Kruger
Signature of Director	Signature of Director~~/Secretary~~

Michael James Carter	Ferdinand Kruger
Name of Director	Name of Director~~/Secretary~~

Executed by Excel Equities International Pty Ltd in accordance with section 127 of the Corporations Act 2001 (Cth):

/s/ Miguel Eduardo Madrigal Lozano	/s/ Robert Francis Bruer
Signature of Director	Signature of Director~~/Secretary~~

Miguel Eduardo Madrigal Lozano	Robert Francis Bruer
Name of Director	Name of Director~~/Secretary~~

Executed by Metropolitan Collieries Pty. Ltd. in accordance with section 127 of the Corporations Act 2001 (Cth):

/s/ Michael James Carter
Signature of Sole Director

Michael James Carter
Name of Sole Director

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Executed by Peabody Energy Australia PCI Equipment Pty Ltd in accordance with section 127 of the Corporations Act 2001 (Cth):

/s/ Sean Kendall Allen
Signature of Sole Director

Sean Kendall Allen
Name of Sole Director

Executed by Peabody Energy Australia PCI Rush Pty Ltd in accordance with section 127 of the Corporations Act 2001 (Cth):

/s/ John Michael Anger	/s/ Sean Kendall Allen
Signature of Director	Signature of Director~~/Secretary~~

John Michael Anger	Sean Kendall Allen
Name of Director	Name of Director~~/Secretary~~

Executed by Peabody Metcoal Holdings Pty Ltd in accordance with section 127 of the Corporations Act 2001 (Cth):

/s/ Miguel Eduardo Madrigal Lozano	/s/ Ferdinand Kruger
Signature of Director	Signature of Director~~/Secretary~~

Miguel Eduardo Madrigal Lozano	Ferdinand Kruger
Name of Director	Name of Director~~/Secretary~~

DLA Piper

Surety

Executed for and on behalf of Liberty Mutual Insurance Company, Australia Branch, incorporated in Massachusetts, USA (the liability of members is limited), trading as Liberty ARBN 086 083 605 by its attorney:	Signature of attorney whose signature binds the abovementioned company and who states that at the time of executing this document the attorney has no notice of the revocation of the power of attorney under which the attorney executes this document.

/s/ Justin Chin Signature of witness	/s/ Alicia Barnes Signature of attorney

Justin Chin Name of witness	Alicia Barnes Name of attorney

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